EXHIBIT 4.33
EXECUTION VERSION

Dated 21 September 2018

SCORPIO BULKERS INC.
as Borrower and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders and
THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Swap Banks and

NORDEA BANK AB (PUBL), NEW YORK BRANCH
as Bookrunner and

NORDEA BANK AB (PUBL), NEW YORK BRANCH SKANDINAVISKA ENSKILDA BANKEN AB (publ) as Mandated Lead Arrangers

and

NORDEA BANK AB (PUBL), NEW YORK BRANCH
as Agent and as Security Trustee

LOAN AGREEMENT

relating to
loan facility of up to $184,000,000, comprising a term loan facility of up to $104,000,000 and a revolving credit facility of up to $80,000,000, to refinance indebtedness on up to 12 bulkers and for general corporate purposes

Index

Clause Page

Schedules

Execution

Execution Pages....................................................................................................................................111

EUROPE/62608495v7
THIS AGREEMENT is made on September 2018

PARTIES

(1) SCORPIO BULKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as the Borrower

(2) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders

(3) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as Swap Banks

(4) NORDEA BANK AB (PUBL), NEW YORK BRANCH as Bookrunner

(5) NORDEA BANK AB (PUBL), NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (publ) as Mandated Lead Arrangers

(6) NORDEA BANK AB (PUBL), NEW YORK BRANCH as Agent

(7) NORDEA BANK AB (PUBL), NEW YORK BRANCH, as Security Trustee

BACKGROUND

(A) The Lenders have agreed to make available to the Borrower, subject to the terms of this Agreement, facilities in an amount (in aggregate) of up to $184,000,000 comprising a term loan facility of up to $104,000,000 and a revolving credit facility of up to $80,000,000 for the purposes of refinancing the Existing Indebtedness and for general corporate purposes.

(B) The Swap Banks and the Borrower may agree to enter into interest rate swap transactions from time to time to hedge the Borrower's exposure under this Agreement to interest rate fluctuations.

(C) The Lenders and the Swap Banks have agreed to share in the security to be granted to the
Security Trustee pursuant to this Agreement on the terms set out herein.

OPERATIVE PROVISIONS

1 INTERPRETATION

1.1 Definitions

Subject to Clause 1.5, in this Agreement:

"Account Security Deed" means, in respect of each Earnings Account, a deed creating security in respect of that Earnings Account in the Agreed Form.

"Account Bank" means ABN AMRO Bank N.V. acting through its branch at Coolsingel 93, 3012
AE Rotterdam, The Netherlands or any other bank or financial institution which at any time, with the Agent's prior written consent (acting on the instructions of all the Lenders) holds an Earnings Account.

"Accounting Information" means the annual audited consolidated accounts of the Borrower or the quarterly unaudited consolidated accounts of the Borrower, in each case, delivered to the Agent in accordance with Clause 11.6."Advance" means a Term Advance and a Revolving Advance.

"Accounting Period" means each consecutive quarterly period during the Security Period ending on 31 March, 30 June, 30 September and 31 December of each financial year of the Borrower.

"Affected Lender" has the meaning given in Clause 5.7.

"Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for the purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.

"Agency and Trust Deed" means the agency and trust deed dated the same date as this
Agreement and made between the same parties.

"Agent" means Nordea Bank AB (Publ), New York Branch, acting in its capacity as agent for the Lenders, the Swap Banks, the Bookrunner and the Mandated Lead Arrangers through its office at 1211 Avenue of the Americas 23rd Floor, New York, NY 10036 includes its successor appointed under clause 5 of the Agency and Trust Deed and any transferee or assign.

"Agreed Form" means in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of all of the Lenders), or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document.

"Applicable Sanctions" means any Sanctions by which the Borrower or any Guarantor is bound or to which it is subject (which shall include, without limitation, any extra territorial sanctions imposed by law or regulation of the United States of America) or compliance with which is reasonable in the ordinary course of business of the Borrower and any Guarantor.

"Approved Broker" means any of the companies listed in Schedule 7 (or any Affiliate of such person through which valuations are commonly issued) or such other company proposed by the Borrower which the Agent may (acting on the instructions of all the Lenders) approve in writing from time to time to act as an "Approved Broker" under this Agreement.

"Approved Classification Society" means, in relation to a Ship, Lloyds Register, DNV, ABS, Korean Register, Bureau Veritas or any other generally recognised first class classification society that is a member of IACS that the Agent may (acting on the authorisation of all the Lenders), approve in writing from time to time as the "Approved Classification Society" of that Ship for the purposes of this Agreement.

"Approved Commercial Manager" means, in relation to a Ship:

(a) Scorpio Commercial Management S.A.M. of 9, Boulevard Charles III, Monte Carlo, the
Principality of Monaco or any of its Affiliates or its subsidiaries;

(b) Scorpio Ship Management s.a.m., of 9, Rue Du Gabian, MC 98000, the Principality of
Monaco or any of its Affiliates or its subsidiaries;(c) any Affiliate or subsidiary of the Borrower; or

(d) any other company proposed by the Borrower or the Guarantor owning that Ship which the Agent may (acting on the instructions of all the Lenders such instructions not to be unreasonably withheld or delayed), approve from time to time as the commercial manager of that Ship.

"Approved Flag" means, in relation to a Ship, the Republic of the Marshall Islands, the Republic of Liberia or such other flag as the Agent may acting reasonably (acting on the instructions of all the Lenders, such instructions not to be unreasonably withheld or delayed) approve from time to time in writing as the flag on which such Ship shall be registered.

"Approved Pooling Arrangement" means, in relation to a Ship, the Scorpio Ultramax Pool, the
Scorpio Kamsarmax Pool and any other pooling arrangement:

(a) run by any Affiliate of the Approved Commercial Manager of that Ship; or

(b) proposed by the Borrower or Guarantor which is the owner of that Ship and approved in writing by the Agent (acting on the instructions of the Majority Lenders) prior to that Ship's entry into pooling such arrangement.

"Approved Ship Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

"Approved Ship Manager's Undertaking" means, in relation to a Ship, the letter executed and delivered by an Approved Ship Manager and an Approved Sub-Manager, in the Agreed Form.

"Approved Sub-Manager" means any entity which is an Approved Ship Manager or any other company proposed by the Borrower or a Guarantor which the Agent may (acting on the instructions of all the Lenders), approve from time to time as the technical and/or commercial sub-contracting manager of a Ship.

"Approved Technical Manager" means, in relation to a Ship:

(a) Scorpio Ship Management S.A.M. of 9, Rue du Gabian, MC 98000, the Principality of
Monaco or any of its Affiliates or its subsidiaries;

(b) Scorpio Commercial Management s.a.m. of 9, Boulevard Charles III, Monte Carlo, the
Principality of Monaco or any of its Affiliates or its subsidiaries;

(c) any Affiliate or subsidiary of the Borrower;

(d) any of Zenith Gemi Islemeciligi Anonim Sirketi of FSM Mahallesi, Poligon Caddesi, Buyaka 2/B Sitesi NO:8, c-Blok Kat, Umraniye, 34771 Istanbul, Turkey, Hellespont Ship Management GmbH & Co. KG of Beim Strohhause 28, 20097 Hamburg, Germany, C.P. Offen Tankschiffreedrel (GmbH & Co.) KG of Blichenbruecke 10, 20354 Hamburg, d'Amico International Shipping of 20 Boulevard de Suisse, Montecarlo, MC 98000, Monaco or V. Ships Ship Management of 1st Floor, 63 Queen Victoria Street, EC4N 4UA, London, United Kingdom; or

(e) any other company proposed by the Borrower or the Guarantor owning that Ship which the Agent may (acting on the instructions of all the Lenders such instructions not to be unreasonably withheld or delayed), approve from time to time as the technical manager of that Ship."Availability Period" means in relation to:

(a) the Term Loan, the period commencing on the date of this Agreement and ending on the earlier of (i) the first Drawdown Date and (ii) 30 September 2018; and

(b) the Revolving Credit Facility, the period commencing on the date of this Agreement and ending on the date falling 30 days prior to the Maturity Date.

"Available Commitment" means, in relation to a Lender and at any time, its Commitment less its Contribution at that time.

"Available Revolving Credit Facility Commitment" means, in relation to a Lender and at any time, its Revolving Credit Facility Commitment less its Revolving Credit Facility Contribution at that time (and "Total Available Revolving Credit Facility Commitments" means the aggregate of the Available Revolving Credit Facility Commitments of all the Lenders).

"Available Term Loan Commitment" means, in relation to a Lender and at any time, its Term Loan Commitment less its Term Loan Contribution at that time (and "Total Available Term Loan Commitments" means the aggregate of the Available Term Loan Commitments of all the Lenders).

"Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means:
(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Basel III" means:

(a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c) any further guidance or standards published by the Basel Committee on Banking
Supervision relating to "Basel III"."Borrower" means Scorpio Bulkers Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

"Bookrunner" means Nordea Bank AB (Publ), New York Branch, acting in its capacity as bookrunner through its office at 1211 Avenue of the Americas 23rd Floor, New York, NY 10036, and, in each case, including any transferee, assign or successor.

"Business Day" means a day on which banks are open in London, Rotterdam, New York and
Stockholm.

"Cash" means any credit balance on any deposit, savings, current or other account, and any cash in hand held with banks or other financial institutions of the Borrower and/or any subsidiary of the Borrower which is:

(a) freely withdrawable on demand;

(b) not subject to any Security Interest (other than pursuant to the Finance Documents); (c) denominated and payable in freely transferable and freely convertible currency; and (d) capable of being remitted to the Borrower or such subsidiary of the Borrower.
"Cash Equivalents" means:

(a) unencumbered securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(b) time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognised standing organised under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000; and

(c)	such other securities or instruments as the Agent shall, with the authorisation of all the Lenders, agree in writing,

provided that in respect of (a) and (b) above such Cash Equivalents shall have a rating of at least "A-" given by S&P or "A" given by Moody's (or the equivalent rating given by another Rating Agency), in each case having maturities of not more than ninety (90) days from the date of acquisition.

"Change of Control" means the occurrence of any act, event or circumstances which results in:

(a) 100 per cent. of the Equity Interests of any Guarantor ceasing to be ultimately owned and/or controlled by the Borrower, provided that any sale of a Guarantor in connection with the sale of a Ship shall be permitted subject to compliance with Clause 8.9 (Mandatory prepayment or cancellation on sale or Total Loss) (a "Guarantor Disposal");

(b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange
Act) other than any holders of the Borrower's Equity Interests as at the date of thisAgreement, becoming the ultimate beneficial owner of the Borrower including, without limitation, any change from the date of this Agreement in the ultimate "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 35 per cent. of the total voting power of the Voting Stock of the Borrower (calculated on a fully diluted basis); or

(c)
individuals who constitute the board of directors of the Borrower at the beginning of any period of two consecutive calendar years and yet ceasing for any reason to constitute at least 50 per cent. of the total members of the Borrower's board of directors at any time during such two years period.

"Charter" means, in relation to a Ship, any charterparty in respect of that Ship having a duration (including, without limitation, by virtue of any optional extensions) of more than 36 months entered or to be entered into by the Guarantor which is or is to be the owner of that Ship with a charterer and on terms and conditions acceptable to the Agent (acting on the instructions of all the Lenders).

"Charterparty Assignment" means, in respect of a Charter and any guarantee of that Charter (other than a Charter where the charterer is a member of the Group or pursuant to an Approved Pooling Arrangement), an assignment of the rights and interests of the Guarantor which is party to that Charter in respect of that Charter and any related guarantee, to be executed by that Guarantor in favour of the Security Trustee in the Agreed Form.

"Code" means the US Internal Revenue Code of 1986, as amended.

"Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

"Commitment" means, in relation to a Lender, the aggregate of its Term Loan Commitment and/or as the context requires its Revolving Credit Facility Commitment (and "Total Commitments" means the aggregate of the Term Loan Commitments of all the Lenders and the aggregate of the Revolving Credit Facility Commitments of all the Lenders).

"Compliance Certificate" means a certificate executed by the chief financial officer of the
Borrower in the form set out in Schedule 8.

"Confidential Information" means all information relating to the Borrower, any Security Party, the Finance Documents or any Master Agreement of which a Creditor Party becomes aware in its capacity as, or for the purpose of becoming, a Creditor Party or which is received by a Creditor Party in relation to, or for the purpose of becoming a Creditor Party under, the Finance Documents or any Master Agreement from either:

(a) the Borrower or any Security Party or any of their advisers; or

(b) another Creditor Party, if the information was obtained by that Creditor Party directly or indirectly from the Borrower or any Security Party or any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i) is or becomes public information other than as a direct or indirect result of any breach by that Creditor Party of Clause 26.13; or(ii) is identified in writing at the time of delivery as non-confidential by the
Borrower or any Security Party or any of their advisers; or

(iii) is known by that Creditor Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Creditor Party after that date, from a source which is, as far as that Creditor Party is aware, unconnected with the Borrower or any Security Party and which, in either case, as far as that Creditor Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the Loan Market Association from time to time or in any other form agreed between the Borrower and the Agent.

"Confirmation" and "Early Termination Date", in relation to any continuing Designated
Transaction, have the meanings given in the relevant Master Agreement.

"Consolidated Funded Debt" means, for any Accounting Period, the sum of the following for the Borrower determined (without duplication) on a consolidated basis for such period and in accordance with GAAP consistently applied:

(a) all Financial Indebtedness; and

(b) all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (including take-or-pay and similar obligations which in accordance with GAAP would be shown on the liability side of a balance sheet), provided that balance sheet accruals for future drydock expenses shall not be classified as
Consolidated Funded Debt.

"Consolidated Tangible Net Worth" means, on a consolidated basis, the total shareholders' equity (including retained earnings) of the Borrower, minus goodwill and other non-tangible items and as adjusted to exclude (without duplication of any amounts excluded as impairment of intangible assets), (a) (i) any incurred losses/write downs on assets sold and/or held for sale, (ii) any incurred losses on termination of any shipbuilding contract, and (iii) any impairment charges taken on assets, in each case, on or after 31March 2016 and (b) up to $100,000,000 of (i) incurred losses/writedowns on assets sold and/or held for sale, (ii) any incurred losses on termination of any shipbuilding contract and (iii) any impairment charges taken on assets, in each case, prior to 31March 2016.

"Consolidated Total Capitalisation" means the Consolidated Tangible Net Worth plus
Consolidated Funded Debt.

"Contractual Currency" has the meaning given in Clause 21.4.

"Contribution" means, in relation to a Lender, the aggregate of its Term Loan Contribution, its
Revolving Credit Facility Contribution, the part of the Loan which is owing to that Lender.

"CRD IV" means Directive 2013/36/EU of the European Union on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms."Creditor Party" means the Agent, the Security Trustee, the Bookrunner, the Mandated Lead Arrangers, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time.

"CRR" means and Regulation (EU) No 575/2013 of the European Union on prudential requirements for credit institutions and investment firms.

"Defaulting Lender" means any Lender:

(a) which has failed to make its participation in an Advance available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in an Advance available) by the Drawdown Date of that Advance in accordance with Clause 2.2 (Lenders' participation in an Advance);

(b) which has otherwise rescinded or repudiated a Finance Document; or

(c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:
(i) its failure to pay is caused by:

(A) administrative or technical error; or

(B) a Disruption Event; and

payment is made within two Business Days of its due date; or

(ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

"Designated Transaction" means a Transaction which fulfils the following requirements:
(a) it is entered into by the Borrower pursuant to a Master Agreement with a Swap Bank; (b) its purpose is the hedging of the Borrower's exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the Maturity Date; and

(c)
it is designated by the Borrower, by delivery by the Borrower to the Agent of a notice of designation in the form set out in Schedule 6, as a Designated Transaction for the purposes of the Finance Documents;

"Disruption Event" means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party prevent that, or any other party:(i) from performing its payment obligations under the Finance Documents; or

(ii) from communicating with other parties in accordance with the terms of the
Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.
"Dollars" and "$" means the lawful currency for the time being of the United States of America. "Drawdown Date" means, in relation to an Advance, the date requested by the Borrower for such Advance to be made, or (as the context requires) the date on which such Advance is actually made.

"Drawdown Notice" means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires).

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Guarantor owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

(a) except to the extent that they fall within paragraph (b): (i) all freight, hire and passage moneys;
(ii) compensation payable to the relevant Guarantor or the Security Trustee in the event of requisition of that Ship for hire;

(iii) remuneration for salvage and towage services; (iv) demurrage and detention moneys;
(v) damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; and

(vi) all moneys which are at any time payable under Insurances in respect of loss of hire; and

(b) if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

"Earnings Account" means, in relation to a Ship, an account in the name of the Guarantor of that Ship with the relevant Account Bank designated as the Earnings Account in respect of such Ship, or any other account (with the relevant Account Bank, the Agent or with a bank or financial institution acceptable to all the Lenders) which is designated by the Agent as the Earnings Account for the purposes of this Agreement.

"Eligible Institution" means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a member of the Group.

"Email" has the meaning given in Clause 29.1."Environmental Claim" means:

(a) any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b) any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a) any release of Environmentally Sensitive Material from a Ship; or

(b) any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which such Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or such Ship and/or the Guarantor of such Ship and/or any operator or manager of such Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which such Ship is actually or potentially liable to be arrested and/or where the Guarantor of such Ship and/or any operator or manager of such Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"Equity Interests" of any person means:

(a) any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b) all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.

"Equity Proceeds" means the net cash proceeds from the issuance of common or preferred stock of the Borrower."EU Bail-In Legislation Schedule" means the document described as such and published by the
Loan Market Association (or any successor person) from time to time. "euros" means the single currency unit of the Participating Member States.
"Event of Default" means any of the events or circumstances described in Clause 19.1.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.
"Existing Agent" means the "Agent" as such term is defined in the Existing Facility Agreement. "Existing Facility Agreement" means the facility agreement dated 30 December 2014 (as amended and supplemented from time to time) and entered into between, inter alia, the
Borrower as borrower and Nordea Bank AB (Publ), New York Branch as agent and security trustee in respect of a $408,976,447 loan facility.

"Existing Indebtedness" means, at any date, the aggregate outstanding indebtedness of the
Borrower on that date under the Existing Facility Agreement.

"Existing Security" means any Security Interest created to secure the Existing Indebtedness. "Facility" means the Term Loan and the Revolving Credit Facility.
"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fair Market Value" means, in relation to a Ship, a valuation determined in accordance with
Clause 15.3. "FATCA" means:
(a) sections 1471 to 1474 of the Code or any associated regulations;

(b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or Taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance
Document required by FATCA.

"FATCA Exempt Party" means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction."Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Agent and the Borrower setting out any of the fees referred to in Clause 20 (Fees and Expenses);

"Finance Documents" means: (a) this Agreement;
(b) the Agency and Trust Deed; (c) the Guarantee;
(d) the Mortgages;

(e) the General Assignments;

(f) the Account Security Deeds; (g) any Charterparty Assignment;
(h) any Intercompany Loan Assignment; (i) the Shares Pledges;
(j) any Master Agreement Assignment; (k) any Fee Letter; and
(l) any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, any Security Party or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition (other than any Approved Ship Manager's Undertakings).

"Financial Indebtedness" means, with respect to any person (the "Debtor") at any date of determination (without duplication):

(a) all obligations of the Debtor for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the Debtor;

(b) all obligations of the Debtor evidenced by bonds, debentures, notes or other similar instruments;

(c)
all obligations of the Debtor in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the Debtor (including reimbursement obligations with respect thereto) which in accordance with GAAP would be shown on the liability side of a balance sheet;

(d) all obligations of the Debtor to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;(e) all capitalised lease obligations of the Debtor as lessee;

(f) all Financial Indebtedness of persons other than the Debtor secured by a Security Interest on any asset of that person, whether or not such Financial Indebtedness is assumed by the Debtor, provided that the amount of such Financial Indebtedness shall be the lesser of:

(i) the fair market value of such asset at such date of determination; and

(ii) the amount of such Financial Indebtedness; and

(g) all Financial Indebtedness incurred under any guarantee, indemnity or similar obligation to the extent such Financial Indebtedness is guaranteed, secured, expressed to be indemnified by, or otherwise assured by the Debtor.

The amount of Financial Indebtedness of any Debtor at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to the contingent obligations set out in paragraphs (f) and (g) above, the maximum liability which would or might arise upon the occurrence of the contingency giving rise to the obligation, as determined in conformity with GAAP, provided that:

(i) the amount outstanding at any time of any Financial Indebtedness issued with an original issue discount shall be deemed to be the face amount of such Financial Indebtedness less the remaining unamortised portion of such original issue discount of such Financial Indebtedness at such time; and

(ii) the calculation of Financial Indebtedness shall not take into account any liability of the Debtor for Taxes.

"Fiscal Year" means, in relation to any person, each period of 1 year commencing on January
1 of each year and ending on December 31 of such year in respect of which its accounts are or ought to be prepared.

"Fleet Vessel" means each vessel owned by a wholly owned direct or indirect subsidiary of the
Borrower (including, but not limited to, the Ships).
"GAAP" means generally accepted accounting principles in the United States of America. "General Assignment" means, in relation to a Ship, a general assignment of the Earnings, the
Insurances and any Requisition Compensation for that Ship in the Agreed Form.

"Green Passport" means, in relation to a Ship, a green passport statement of compliance issued by the relevant Approved Classification Society which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Ship.

"Group" means the Borrower and its subsidiaries.

"Guarantee" means a joint and several guarantee to be executed by each Guarantor in favour of the Security Trustee in the Agreed Form."Guarantor" means each of Guarantor A, Guarantor B, Guarantor C, Guarantor D, Guarantor E, Guarantor F, Guarantor G, Guarantor H, Guarantor I, Guarantor J, Guarantor K and Guarantor L.

"Guarantor A" means SBI Athena Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor B" means SBI Conga Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor C" means SBI Bolero Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor D" means SBI Thalia Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor E" means SBI Sousta Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor F" means SBI Rock Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor G" means SBI Reggae Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor H" means SBI Zeus Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor I" means SBI Hera Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor J" means SBI Poseidon Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor K" means SBI Apollo Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

"Guarantor L" means SBI Mazurka Shipping Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960."Guarantor Disposal" shall have the meaning given to that expression in paragraph (a) of the definition of "Change of Control".

"IACS" means the International Association of Classification Societies. "Insurances" means, in relation to a Ship:
(a) all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, its Earnings or otherwise in relation to that Ship; and

(b) all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Intercompany Loan" means any transaction constituting Financial Indebtedness entered into by the Borrower or any direct or indirect shareholder of the Borrower ("Party A") with the Guarantors or any of them ("Party B") whereby Party A is entitled to receive any payment in cash or in kind from Party B.

"Intercompany Loan Assignment" means an assignment of each Intercompany Loan made or to be made by the person providing such Intercompany Loan in favour of the Security Trustee in the Agreed Form.

"Interest Period" means a period determined in accordance with Clause 6.

"Interpolated Screen Rate" means, in relation to LIBOR for the Loan or any part of the Loan, the rate which results from interpolating on a linear basis between:

(a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan,

each as of the Quotation Date for Dollars.

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code."Latent Event of Default" means any event or circumstance specified in Clause 19 which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be or become an Event of Default.

"Lender" means, subject to Clause 26.6, a bank or financial institution listed in Part 1 of Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Borrower under Clause 26.14) or its transferee, successor or assignee.

"LIBOR" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a) the applicable Screen Rate as of 11 a.m. (London time) on the Quotation Date for that period for the offering of deposits in the relevant currency and for a period comparable to that period; or

(b) as otherwise determined pursuant to Clause 5.5,

and if, in either case, any such rate is below zero, LIBOR shall be deemed to be zero. "Loan" means the principal amount for the time being outstanding under this Agreement.
"Major Casualty" means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $2,500,000 or the equivalent in any other currency.

"Majority Lenders" means at any time Lenders whose Commitments total 66.66 per cent. of the Total Commitments at that time.

"Mandated Lead Arrangers" means Nordea Bank AB (Publ), New York Branch and Skandinaviska Enskilda Banken AB (publ) acting as mandated lead arrangers of the loan facility made available to the Borrower under this Agreement.

"Margin" means 2.40 per cent. per annum with respect to the Loan.

"Master Agreement" means any master agreement (on the 2002 ISDA (Multicurrency - Crossborder) form) in the Agreed Form made between the Borrower and a Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement.

"Master Agreement Assignment" means, in relation to each Master Agreement, the assignment of the Master Agreement to be entered into between the Borrower and the Security Trustee in Agreed Form.

"Material Adverse Effect" means in the reasonable opinion of the Lenders a material adverse effect on:

(a) the business, operations, property or condition (financial or otherwise) of the
Borrower and/or any Guarantor; or

(b) the ability of the Borrower and/or any Guarantor to perform its obligations under any

Finance Document and any Master Agreement; or(c)	the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or intended to be granted pursuant to any of, the Finance Documents; or

(d) the rights or remedies of any Creditor Party under any of the Finance Documents and any Master Agreement.

"Maturity Date" means the fifth anniversary of the date of this Agreement.
"Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation. "Mortgage" means, in relation to a Ship, the first priority or, as the case may be, preferred ship mortgage on the Ship under the applicable Approved Flag together with any deed of covenant collateral thereto (if applicable), in the Agreed Form.

"Net Debt" means Consolidated Funded Debt less Cash and Cash Equivalents of the Borrower and its Subsidiaries.
"Notifying Lender" has the meaning given in Clause 23.1 or Clause 24.1 as the context requires. "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.

"Payment Currency" has the meaning given in Clause 21.4. "Permitted Security Interests" means:
(a) Security Interests created by the Finance Documents;

(b) liens for unpaid master's and crew's wages in accordance with usual maritime practice; (c) liens for salvage;
(d) liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement or any other Finance Document;

(e) liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Guarantor that owns such Ship in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(a)(viii);

(f) any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Guarantor that owns such Ship or the Borrower, as the case may be, is actively prosecuting or defending such proceedings or arbitration in good faith;

(g) Security Interests arising by operation of law in respect of Taxes which are not overdue for payment or in respect of Taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made; and(h) any Security Interest and right of set-off arising under or pursuant to any applicable general banking conditions

"Pertinent Document" means: (a) any Finance Document;
(b) any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c) any other document contemplated by or referred to in any Finance Document; and

(d) any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

"Pertinent Jurisdiction", in relation to a company, means:

(a) England and Wales, the Principality of Monaco, New York State of the United States of
America, The Netherlands and the Republic of the Marshall Islands;

(b) if not within any of the jurisdictions referred to in (a) above, the country under the laws of which the company is incorporated or formed;

(c)
if not within any of the jurisdictions referred to in (a) above, a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised.

"Pertinent Matter" means:

(a) any transaction or matter contemplated by, arising out of, or in connection with a
Pertinent Document; or

(b) any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a),

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

"Quotation Date" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is 2 Business Days before the first day of that period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days).

"Rating Agency" means S&P, Moody's or, if both of them are not making ratings of securities publically available, an internationally recognised rating agency selected by the Agent which shall be substituted for S&P or Moody's."Reference Banks" means, subject to Clause 26.16, Nordea Bank Norge AB (publ), New York Branch and any other any prime international bank who agrees to be a reference bank, selected by the Agent and notified to the Borrower.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a) (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator.

"Relevant Person" has the meaning given in Clause 19.9.
"Repayment Date" means a date on which a repayment is required to be made under Clause 8. "Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss". "Restricted Person" means a person that is:
(a) listed on, or owned or controlled by a person listed on any Sanctions List;

(b) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(c) otherwise a target of Sanctions.

"Revolving Advance" means the principal amount of each borrowing of a portion of the Total Revolving Credit Facility Commitments by the Borrower under this Agreement and shall include any reborrowing of the Total Revolving Credit Facility Commitments in accordance with the terms of this Agreement.

"Revolving Credit Facility" means the revolving credit facility made available under this
Agreement as described in Clause 2.1.

"Revolving Credit Facility Commitment" means, in relation to a Lender, the amount set opposite its name in Part A of Schedule 1 (Lenders and Commitments), or as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Revolving Credit Facility Commitments" means the aggregate of the Revolving Credit Facility Commitments of all the Lenders).

"Revolving Credit Facility Contribution" means, in relation to a Lender, the part of the
Revolving Advances which is owing to that lender.

"S&P" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies Inc."Sanctions" means any economic or trade sanctions, laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a) the United States Government; (b) the United Nations;
(c) the United Kingdom;

(d) the European Union or any of its Member States;

(e) any country to which the Borrower or any Guarantor is bound;

(f) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State, and Her Majesty's Treasury ("HMT") (together the "Sanctions Authorities").

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" List issued by OFAC, the "Consolidated List of Financial Sanctions Targets and Investment Ban List" issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities.

"Screen Rate" means, in respect of LIBOR for any period, the rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on the appropriate page of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

"Secured Liabilities" means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or the Master Agreements or any judgment relating to any Finance Documents or the Master Agreements; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

"Security Interest" means:

(a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b) the security rights of a plaintiff under an action in rem; and

(c)    any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution."Security Party" means each Guarantor and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents" but always excluding any Approved Ship Manager and any Approved Sub-Manager.

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent acting reasonably notifies the Borrower, the Security Parties and the other Creditor Parties that:

(a) all amounts which have become due for payment by the Borrower or any Security
Party under the Finance Documents and the Master Agreements have been paid;

(b) no amount is owing or has accrued (without yet having become due for payment)
under any Finance Document or any Master Agreement;

(c)
neither the Borrower nor any Security Party has any future or contingent liability under Clause20, 21 or 22 or any other provision of this Agreement or another Finance Document or a Master Agreement; and

(d) the Agent, the Security Trustee and all the Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

"Security Trustee" means Nordea Bank AB (Publ), New York Branch, acting in its capacity as Security Trustee for the Lenders and the Swap Banks through its office at 1211 Avenue of the Americas 23rd Floor, New York, NY10036 and includes any transferee, assign or any successor of it appointed under clause 5 of the Agency and Trust Deed.

"Servicing Bank" means the Agent or the Security Trustee.

"Shares Pledge" means a deed creating security over the share capital of each Guarantor in favour of the Security Trustee in the Agreed Form.

"Ship" means Ship A, Ship B, Ship C, Ship D, Ship E, Ship F, Ship G, Ship H, Ship I, Ship J, Ship K
or Ship L and, if applicable, any Substitute Ship which is then subject to a Mortgage.

"Ship A" means m.v. "SBI ATHENA", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"Ship B" means m.v. "SBI CONGA", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"Ship C" means m.v. "SBI BOLERO", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"Ship D" means m.v. "SBI THALIA", details of which are set out opposite its name in Schedule
9 (Details of Ships)."Ship E" means m.v. "SBI SOUSTA", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"Ship F" means m.v. "SBI ROCK", details of which are set out opposite its name in Schedule 9 (Details of Ships).

"Ship G" means m.v. "SBI REGGAE", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"Ship H" means m.v. "SBI ZEUS", details of which are set out opposite its name in Schedule 9 (Details of Ships).

"Ship I" means m.v. "SBI HERA", details of which are set out opposite its name in Schedule 9 (Details of Ships).

"Ship J" means m.v. "SBI POSEIDON", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"Ship K" means m.v. "SBI APOLLO", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"Ship L" means m.v. "SBI MAZURKA", details of which are set out opposite its name in Schedule
9 (Details of Ships).

"SMC" means a safety management certificate issued in respect of the Ship in accordance with
Rule 13 of the ISM Code.

"Substitute Ship" means any ship which replaces Ship A to Ship L (inclusive) and which is: (a) a dry bulk vessel;
(b) between 60,000 dwt and 85,000 (or as otherwise consented to by the Lenders, such consent not to be unreasonably withheld or delayed);

(c)	built no earlier than 36 months prior to the date it becomes a Ship for the purpose of this Agreement;

(d) classed with an Approved Classification Society;

(e) registered under the Marshall Islands or any other jurisdiction acceptable to the
Majority Lenders;

(f) built or to be built at an acceptable yard; and

(g) owned by a Guarantor (or to be owned by a subsidiary of the Borrower which shall become a guarantor under this Agreement).

"Swap Bank" means a bank or financial institution listed in Schedule 2 and acting through its branch indicated in Schedule 1.

"Swap Counterparty" means, at any relevant time and in relation to a continuing Designated
Transaction, the Swap Bank which is a party to that Designated Transaction.

"Swap Exposure" means, as at any relevant date and in relation to a Swap Counterparty, the amount certified by the Swap Counterparty to the Agent to be the aggregate net amount inDollars which would be payable by the Borrower to the Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement entered into by the Swap Counterparty with the Borrower if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Counterparty.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Term Advance" means the principal amount of the borrowing of a portion of the Total Term Loan Commitments to be made available to the Borrower to refinance the Existing Indebtedness relating to the Ships.

"Term Loan Commitment" means in relation to a Lender, the amount set opposite its name in Part A of Schedule 1 (Lenders and Commitments), or, as the case may be require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Term Loan Commitments" means the aggregate of the Term Loan Commitments of all the Lenders).

"Term Loan Contribution" means, in relation to a Lender the part of the Term Loan which is owing to that Lender.

"Term Loan" means the term loan facility made available under this Agreement as described in Clause 2.1.

"Total Loss" means, in relation to a Ship:

(a) actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b) any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension), unless it is within 45 days redelivered to the full control of the Guarantor owning that Ship;

(c)	any arrest, capture, seizure or detention of that Ship (including any theft) unless it is within 45 days redelivered to the full control of the Guarantor owning that Ship; and

(d) any hijacking of that ship unless it is within 45 days redelivered to the full control of the Guarantor owning that Ship.

"Total Loss Date" means:

(a) in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b) in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i) the date on which a notice of abandonment is given to the insurers; and(ii) the date of any compromise, arrangement or agreement made by or on behalf with that Ship's insurers in which the insurers agree to treat such Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

"Transaction" has the meaning given in each Master Agreement. "Transfer Certificate" has the meaning given in Clause 26.2.
"Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Deed. "VAT" means:
(a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraph (a) above, or imposed elsewhere.

"Voting Stock" of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of the board of directors or similar governing body of such person.

"Write-down and Conversion Powers" means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b) in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation.

1.2 Construction of certain terms. In this Agreement:

"administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;"approved" means, for the purposes of Clause 13, approved in writing by the Agent;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"document" includes a deed; also a letter;

"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which such Ship is assessed for the purpose of such claims;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other Tax;

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or of its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 1.3;

"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Guarantor owning that Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

"parent company" has the meaning given in Clause 1.4; "party" means any party to this Agreement;
"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of theInternational Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental body, intergovernmental or supranational, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 1.4;

"war risks" includes the risk of mines and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83); and

an "Event of Default" or a "Latent Event of Default" is "continuing" if it has not been remedied or waived.

1.3 Meaning of "month"

A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (the "numerically corresponding day"), but:

(a) on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b) on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4 Meaning of "subsidiary"

In this Agreement "subsidiary" means a subsidiary within the meaning of section 1159 of the
Companies Act 2006.

1.5 General Interpretation

In this Agreement:

(a) references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b) references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)    references to, Nordea Bank AB (Publ), New York Branch (either directly or indirectly in its capacity as Lender, Swap Bank, Bookrunner, Mandated Lead Arranger, Facility Agent and/or Security Trustee or any other capacity) in the Finance Documents shall be automatically construed as a reference to Nordea Bank Abp, New York Branch in the event of any corporate reconstruction, merger, amalgamation, consolidation between Nordea Bank AB (Publ), NewYork Branch and Nordea Bank Abp where Nordea Bank Abp is the surviving entity and acquires all the rights of and assumes all the obligations of Nordea Bank AB (Publ), New York Branch, and nothing in the Finance Documents shall be construed so as to restrict, limit or impose any notification or other requirement or condition on either Nordea Bank AB (Publ), New York Branch or Nordea Bank Abp in respect of the acquisition of rights to or assumption of obligations by Nordea Bank AB hereunder or under any other Finance Documents pursuant to such corporate reconstruction, merger, amalgamation or consolidation;

(d) words denoting the singular number shall include the plural and vice versa; and

(e) Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6 Headings

In interpreting a Finance Document or any provision of a Finance Document, all clause, sub- clause and other headings in that and any other Finance Document shall be entirely disregarded.

2 FACILITY

2.1 Amount of facility

Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower a loan facility to be advanced to the Borrower in accordance with Clause 4 (Drawdown) in the aggregate principal amount of up to $184,000,000 as follows:

(a) a Term Loan in one Advance in an aggregate amount of up to $104,000,000 for the purposes of refinancing the Existing Indebtedness relating to the Ships and for general corporate purposes;

(b) a Revolving Credit Facility in a multiple number of Advances in an amount of up to $80,000,000 for the purposes of refinancing the Existing Indebtedness relating to any of the Ships and for general corporate purposes. Any reborrowing of the Revolving Credit Facility shall be available for general corporate purposes only;

(c)
the aggregate of Term Loan and the Revolving Advances on the first Drawdown Date shall not exceed the lower of (i) $184,000,000 and (ii) 60 per cent. of the aggregate of the Fair Market Value of the Ships which will be subject to a Mortgage at the time of the first Drawdown Date;

(d) for the purposes of paragraph (c), the Fair Market Value of the applicable Ships shall be determined on the basis of valuations carried out:

(i) in the case of the Term Advance, no earlier than the date falling fourteen days before the Drawdown Date for the relevant Term Advance; and

(ii) in the case of the first Revolving Advance, no earlier than the date falling fourteen days before the Drawdown Date for that Revolving Advance, thereafter for each subsequent Revolving Advance the most recent valuations provided pursuant to this Agreement.

2.2 Lenders' participations in an AdvanceSubject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.

2.3 Purpose of each Advance

The Borrower undertakes with each Creditor Party to use each Advance only for the purpose stated in the preamble to this Agreement.

3 POSITION OF THE LENDERS AND SWAP BANKS

3.1 Interests several

The rights of the Lenders and of the Swap Banks under this Agreement and under the Master
Agreements are several.

3.2 Individual right of action

Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrower to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, any other Lender or any other Swap Bank as additional parties in the proceedings.

3.3 Proceedings requiring Majority Lender consent

Except as provided in Clause 3.2, no Lender and no Swap Bank may commence proceedings against the Borrower, any Security Party, any Approved Ship Manager or Approved Sub- Manager in connection with a Finance Document without the prior consent of the Majority Lenders.

3.4 Obligations several

The obligations of the Lenders under this Agreement and of the Swap Banks under the Master Agreement to which each is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

(a) the obligations of the other Lenders or Swap Banks being increased; nor

(b) the Borrower, any Security Party, any Approved Ship Manager or Approved Sub-Manager or any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement, and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or a Master Agreement.4 DRAWDOWN

4.1 Request for Advance

Subject to the following conditions, the Borrower may request that an Advance be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

4.2 Availability

The conditions referred to in Clause 4.1 are that: (a) in the case of a Term Advance:
(i) the Drawdown Date has to be a Business Day during the Availability Period for the
Term Facility;

(ii) the amount of the Term Advance shall not exceed the Total Term Commitments; (iii) there shall be no more than one Term Advance.
(b) in the case of a Revolving Advance:

(i) the Drawdown Date has to be a Business Day during the Availability Period for the
Revolving Credit Facility;

(ii) the aggregate amount of the Revolving Advances shall not exceed the Total Revolving
Credit Facility Commitments; and

(iii) there shall be no more than five Revolving Advances outstanding at any one time;

4.3 Notification to Lenders of receipt of a Drawdown Notice

The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a) the amount of the Advance requested and the Drawdown Date and if applicable, the Ship to which that Advance relates;

(b) the amount of that Lender's participation in that Advance; and

(c) the duration of the first Interest Period applicable to that Advance.

4.4 Drawdown Notice irrevocable

A Drawdown Notice must be signed by an officer or a duly authorised attorney-in-fact of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders.

4.5 Lenders to make available Contributions

Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent the amount due from that Lender under Clause 2.2.4.6 Disbursement of an Advance

Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrower shall be made:

(a) to the account which the Borrower specifies in the Drawdown Notice; and

(b) in the like funds as the Agent received the payments from the Lenders.

4.7 Disbursement of an Advance to third party

The payment of an Advance by the Agent under Clause 4.6 to the Borrower or such other person notified by the Borrower to the Agent shall constitute the making of that Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution.

4.8 Cancellation of Commitments

The Commitments in respect of any Advance which are unutilised at the end of the Availability
Period for such Advance shall then be cancelled.

5 INTEREST

5.1 Payment of normal interest

Subject to the provisions of this Agreement, interest on each Advance in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period (each an "Interest Payment Date").

5.2 Normal rate of interest

Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period shall be the aggregate of (i) the Margin and (ii) LIBOR for that Interest Period.

5.3 Payment of accrued interest

In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4 Notification of Interest Periods and rates of normal interest

The Agent shall notify the Borrower and each Lender of: (a) each rate of interest; and
(b) the duration of each Interest Period,

as soon as reasonably practicable after each is determined.5.5 Unavailability of Screen Rate

(a) If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b) If no Screen Rate is available for LIBOR for: (i) dollars; or
(ii) the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of the Quotation Date and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)
If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period, there shall be no LIBOR for the Loan or that part of the Loan and Clause 5.8 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

5.6 Calculation of Reference Bank Rate

(a) Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Quotation Date, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b) If at or about 12.00 p.m. (London time) on the Quotation Date none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

5.7 Market disruption

(a) If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 50 per cent. of the Loan or the relevant part of the Loan) (the "Relevant Lender") that the cost to it of funding its participation in the Loan or that part of the Loan would be in excess of LIBOR then Clause 5.8 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

(b) If, at least 1 Business Day before a Drawdown Date, the Agent receives notification from a Lender (the "Affected Lender") that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its participation in the relevant Advance, the Affected Lender's obligation to participate in that Advance shall be suspended while that situation continues.

5.8 Cost of funds

(a) If this Clause 5.8 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i) the Margin; and(ii) the rate notified to the Agent by that Lender as soon as practicable before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b) If this Clause 5.8 (Cost of funds) applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)	Any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties.

5.9 Hedging

(a) In respect of this Agreement only, the Swap Banks shall be given a right of first refusal to enter into Master Agreements with the Borrower.

(b) The rights of the Borrower under the Master Agreements shall be charged or assigned by way of security under a Master Agreement Assignment.

(c)
If, at any time, the aggregate notional amount of the transactions in respect of the Master Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed 100 per cent. of the Loan at that time, the Borrower must promptly notify the Agent and must reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Agent so that it no longer exceeds or will not exceed 100 per cent. of the Loan then or that will be outstanding.

6 INTEREST PERIODS

6.1 Commencement, duration and consolidation of revolving Interest Periods

There shall be a single Interest Period for each Revolving Advance which shall be notified by the Borrower to the Agent in the Drawdown Notice for that Revolving Advance, shall commence on the Drawdown Date relating to that Revolving Advance and, subject to Clauses 6.4, 6.5 and 6.6, shall be:

(a) 1, 3 or 6 months as notified by the Borrower to the Agent in the Drawdown Notice for that
Revolving Advance; or

(b) in the case of the Interest Period applicable to the second and any subsequent Revolving Advance and if the Borrower notifies the Agent in the Drawdown Notice for such Revolving Advance, a period ending on the last day of the Interest Period applicable to the Revolving Advance then current, whereupon that Revolving Advance and the Revolving Advance then current shall be consolidated and treated as a single Revolving Advance and if more than one Revolving Advance has been made at the time the Borrower notifies the Agent that it wishes to consolidate the Interest Periods of the Revolving Advances, the relevant Interest Periods shall be consolidated with the Interest Period applicable to the first Revolving Advance so that the Interest Period for that Revolving Advance expires on the same date as the Interest Period for the Revolving Advance then current; or

(c) 3 months, if the Borrower fails to notify the Agent in the Drawdown Notice for that Revolving
Advance; or(d) such other period as the Agent may, with the authorisation of all the Lenders, agree with the
Borrower,

Provided that, the Borrower shall not select a 1 month Interest Period for a Revolving Advance on more than 3 occasions in any calendar year.

6.2 Commencement of term Interest Periods

The first Interest Period applicable to a Term Advance shall commence on the Drawdown Date relating to that Term Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period applicable to such Term Advance.

6.3 Duration of normal term Interest Periods

Subject to Clauses 6.4, 6.5 and 6.6, each Interest Period shall be:

(a) 1, 3 or 6 months as notified by the Borrower to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b) 3 months, if the Borrower fails to notify the Agent by the time specified in paragraph (a); or

(c) such other period as the Agent may, with the authorisation of all the Lenders, agree with the
Borrower,

Provided that, the Borrower shall not select a 1 month Interest Period for a Term Advance on more than 3 occasions in any calendar year.

6.4 Duration of Interest Periods for repayment instalments

In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an
Interest Period shall end on that Repayment Date.

6.5 No Interest Period to extend beyond Maturity Date

No Interest Period shall end after the Maturity Date and any Interest Period which would otherwise extend beyond the Maturity Date shall instead end on the Maturity Date.

6.6 Non-availability of matching deposits for Interest Period selected

If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than
3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

7 DEFAULT INTEREST

7.1 Payment of default interest on overdue amounts

The Borrower shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:(a) the date on which the Finance Documents provide that such amount is due for payment; or

(b) if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2 Default rate of interest

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a) in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a)
and (b); or

(b) in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3 Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a) the rate applicable to the overdue principal amount immediately prior to the relevant date
(but only for any unexpired part of any then current Interest Period);

(b) the Margin plus, in respect of successive periods select by the Agent for so long as such amounts remain unpaid:

(i) LIBOR; or

(ii) if LIBOR is unavailable, a rate from time to time determined by the Agent by reference to the actual cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4 Notification of interest periods and default rates

The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent's notification.

7.5 Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6 Compounding of default interest

Any such default interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded by the default rate on a daily basis.7.7 Application to Master Agreements

For the avoidance of doubt, this Clause 7 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

8 REPAYMENT, PREPAYMENT AND REBORROWING

8.1 Repayment of Term Loan

(a) The Borrower shall repay the Term Loan by consecutive quarterly instalments each in an amount of $3,771,000 plus an additional balloon instalment equal to the then outstanding balance of the Term Loan which should be repaid together with the last Term Repayment Instalment (each a "Term Repayment Instalment"), the first of which shall be repaid on the date falling three Months after the Drawdown Date relating to the Term Loan.

(b) If the amount advanced under the Term Loan is less than $104,000,000:

(i) the repayment instalments referred to in this Clause 8.1 (Repayment of Term Loan.) shall be reduced pro rata and the Agent shall provide the Borrower and the other Creditor Parties with a repayment schedule for the Term Loan with the amended repayment instalments; and

(ii) the unutilised Term Loan Commitments (if any) of each Lender shall be automatically cancelled.

8.2 Repayment of Revolving Advances

(a) Subject to paragraphs (b) and (c) below, the Borrower shall repay each Revolving Advance on the last day of its Interest Period and shall repay the full amount of any outstanding Revolving Advances on the Maturity Date.

(b) Notwithstanding paragraph (a) of this Clause, unless the Borrower notifies the Agent to the contrary not later than 11.00 a.m. (London time) 3 Business Days prior to the Repayment Date (other than the Maturity Date) applicable to a Revolving Advance, then:

(i) the Borrower shall be deemed to have requested that the Repayment Date shall be a Drawdown Date in respect of another Revolving Advance in an amount equal to the Revolving Advance that is to be repaid; and

(ii) each Lender's obligation to contribute to the relevant Advance shall be subject to the conditions precedent set out in paragraphs (c), (d), (e) and (f) of Clause 9.1;

(iii) the representations set out in Clause 10 shall be deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of that further Revolving Advance.

(c) Unless the Borrower notifies the Agent to the contrary not later than 11.00 a.m. (London time)
3 Business Days prior to the Repayment Date applicable to a Revolving Advance, then, notwithstanding paragraph (a) of this Clause, where that Repayment Date is also a Drawdown Date in respect of another Revolving Advance (whether specifically requested by the Borrower or made pursuant to paragraph (b) above), the Agent shall, on behalf of the Borrower, apply the Revolving Advance which would otherwise have been paid to the Borrower on thatDrawdown Date in or towards the discharge of the amount payable by the Borrower on that Repayment Date pursuant to paragraph (a) of this Clause (but without prejudice to the obligation of the Borrower to pay any balance due after application of such amount). Subject to the Borrower's compliance with paragraph 9.1(c) of Clause 9.1 on the relevant repayment date for the respective Revolving Advance, each Revolving Advance shall renew on the last day of its Interest Period unless the Borrower notifies the Agent that it will repay each or part of each Revolving Advance on the last day of its Interest Period. The Borrower shall repay the full amount of any outstanding Revolving Advances on the Maturity Date.

(d) At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Advance then outstanding will be automatically extended to the last day of the Availability Period applicable to the Revolving Credit Facility and will be treated as separate Advances under the Revolving Credit Facility (the "Separate Advances").

(e) If the Borrower makes a prepayment of an Advance under the Revolving Credit Facility pursuant to Clause 8.5 (Voluntary prepayment), the Borrower may prepay a Separate Advance by giving not less than 5 Business Days' prior notice to the Agent. The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph (e) to the Defaulting Lender concerned as soon as practicable on receipt.

(f) Interest in respect of a Separate Advance will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by the Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Advance.

8.3 Final Repayment Date

On the final Repayment Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4 Voluntary and automatic cancellation

The Borrower may, if it gives the Agent not less than three Business Days' prior notice, reduce or terminate any unutilised portion of the Loan without premium or penalty.

8.5 Voluntary prepayment

Subject to the conditions set forth in Clause 8.6, the Borrower may:

(a) prepay or cancel the whole or any part of the Loan without premium other than pursuant to
Clause 8.13; and

(b) prepay the whole or part of a Revolving Advance.

8.6 Conditions for voluntary prepayment

The conditions referred to in Clause 8.5 are that:

(a) a partial prepayment of the Loan shall be $1,000,000 or integral multiples of $1,000,000 or such lower amount as the Agent may approve;(b) a partial cancellation of the Revolving Credit Facility shall be made simultaneously with any partial prepayment of the Term Loan other than a partial prepayment pursuant to Clause 8.5(b). The amount of such partial cancellation shall be the fraction of the Total Revolving Credit Facility Commitments equal to the equivalent fraction of the Term Advance prepaid;

(c)
the Agent has received from the Borrower at least three Business Days' prior written notice specifying the amounts to be prepaid and cancelled and the date on which the prepayment and cancellation is to be made; and

(d) that the Borrower has complied with Clause 8.16 on or prior to the date of prepayment.

8.7 Effect of notice of prepayment

A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of all the Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

8.8 Notification of notice of prepayment

The Agent shall notify the Lenders promptly upon receiving a prepayment notice.

8.9 Mandatory prepayment or cancellation on sale or Total Loss

If a Ship is sold or there is a Guarantor Disposal to facilitate the sale or disposal of a Ship or a Ship becomes a Total Loss, the Borrower shall prepay the Term Loan and cancel an amount of the Total Revolving Credit Facility Commitments (if applicable) by, in aggregate, the relevant amount (as defined below) and the prepayment shall be applied first pro rata towards repayment and cancellation of the Term Loan and the Revolving Credit Facility, and secondly to the then remaining repayments pursuant to Clause 8.1 and Clause 8.2 on a pro rata basis:

(a) in the case of a sale, on the earlier of (i) the date on which the sale is completed by delivery of the Ship to the relevant buyer and (ii) the date of receipt by the Security Trustee of the proceeds of the sale; or

(b) in the case of a Guarantor Disposal, on the date on which the Guarantor Disposal occurs; or

(c)
in the case of a Total Loss, on the earlier of (i) the date falling 180 days after the Total Loss Date and (ii) the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

In this Clause 8.9 "relevant amount" means:

in the case of a sale or a Guarantor Disposal or a Total Loss, the greater of the amount of the Loan on the date of such prepayment multiplied by a fraction of which the numerator is the Fair Market Value of the relevant Ship (determined as at the date of the most recent appraisal and not more than 6 months prior to the date of the sale or Total Loss) and the denominator is the aggregate of the most recently determined Fair Market Values of the Ships (determined on the same basis) and the amount required to comply with Clause 8.16 immediately following such prepayment and cancellation.

8.10 Substitution of Ship

The Borrower may replace any of Ship A to Ship L (inclusive) with a Substitute Ship, with 30 days prior written notice to the Agent and up to a maximum of five times, provided that all of the following conditions are met at the time of such substitution:

(a) the Borrower shall, and shall (to the extent applicable) procure that the relevant Guarantor shall, provide replacement Security Interests securing the Secured Liabilities over the Substitute Ship in favour of the Security Trustee on substantially the same terms as the Security Interests securing the Secured Liabilities over that Ship being substituted.

(b) the replacement Security Interest referred to in paragraph (a) above shall be created and perfected on such terms as the Security Trustee acting reasonably requires not later than the date of which such Ship is substituted and the Security Trustee shall only release and/or discharge any Finance Documents over that Ship being substituted after the creation and/or perfection of such replacement Security Interests securing the Secured Liabilities.

8.11 Mandatory prepayment or cancellation on Change of Control

If there is a Change of Control, the Borrower shall prepay the Loan and the Revolving Credit Facility shall be cancelled (if applicable) on or before the date falling 60 days following such Change of Control unless agreed otherwise by all the Lenders or the Change of Control consists of a Guarantor Disposal, where such Guarantor Disposal is made solely to facilitate the sale or disposal of a Ship and a corresponding prepayment is made in accordance with Clause 8.9.

8.12 Mandatory prepayment or cancellation on Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or all or any part of the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so or if funding or maintaining its participation in an Advance or all or any part of the Loan would cause that Lender to breach any Sanctions applicable to it:

(a) that Lender shall promptly notify the Agent upon becoming aware of that event;

(b) upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled; and

(c)
the Borrower shall prepay that Lender's participation in each part of the Loan on the last day of the Interest Period for that part of the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be cancelled in the amount of the participation prepaid.

8.13 Amounts payable on prepayment

A voluntary prepayment under Clause 8.4, a mandatory prepayment under Clauses 8.9, 8.10 and 8.12 and any cancellation of any Lender's Commitment under this Agreement shall be made together with:

(a) accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid;(b) if the prepayment or any part of it is not made on the last day of the Interest Period applicable to the part of the Loan against which it is to be applied, any sums payable under Clause 21.1(b).

8.14 Application of partial prepayment

(a) Each partial prepayment and cancellation shall be applied pro rata against: (i) the Term Loan; and
(ii) in permanently cancelling the relevant amount of the Total Revolving Credit Facility
Commitments,

(b) in an amount, in aggregate, equal to the amount of such prepayment and cancellation and, as regards the Term Loan, pro rata against the repayment instalments for the Term Loan as specified in Clause 8.1.

(c)
Each prepayment of a Revolving Advance pursuant to paragraph (b) of Clause 8.4 shall be applied against the Revolving Advance selected by the Borrower. For the avoidance of doubt the Term Loan will not be affected by such prepayment.

(d) Any partial cancellation of the Total Revolving Credit Facility Commitments shall be applied against the Revolving Credit Facility Commitments of each Lender pro rata.

8.15 Reborrowing

(a) No amount of the Term Loan repaid or prepaid may be reborrowed.

(b) Subject to the terms of this Agreement, any amount of the Revolving Credit Facility repaid or prepaid may be reborrowed and, for the avoidance of doubt, any amount of the Revolving Credit Facility which is repaid or prepaid shall not in itself result in a cancellation of the Revolving Credit Facility Commitments.

8.16 Unwinding of Designated Transactions

On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrower shall unless otherwise agreed by all the Lenders wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clauses 8.1, 8.2 and 8.3 or if any overhedging occurs.

9 CONDITIONS PRECEDENT

9.1 Documents, fees and no default

Each Lender's obligation to contribute to the Loan is subject to the following conditions precedent:

(a) that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;(b) that, on or before the first Drawdown Date, the Agent receives or is satisfied that it will receive on the making of such Term Advance, the documents described in Part B of Schedule 4 in form and substance satisfactory to it and its lawyers;

(c)
that, on or before the service of each Drawdown Notice, the Agent receives all accrued commitment fees payable pursuant to Clause 20.1(b) and any fees contemplated by Clause 20.1(a) and has received payment of the expenses referred to in Clause 20.2;

(d) that both at the date of each Drawdown Notice and at each Drawdown Date:

(i) no Event of Default or Latent Event of Default has occurred or would result from the borrowing of the relevant Advance;

(ii) the representations and warranties in Clause 10.1 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii) no event or circumstance has occurred which has or is reasonably likely to have a
Material Adverse Effect;

(iv) there has been no material change in the consolidated financial condition, operations or business prospects of the Borrower since the date on which the Borrower provided the Compliance Certificate and Accounting Information accompanying such Compliance Certificate or in respect of any of the information concerning those topics appended to the Compliance Certificate; and

(v) none of the circumstances contemplated by Clause 5.6 has occurred and is continuing;
and

(e) that, the Agent is satisfied that the Borrower will be in compliance with the requirements of
Clause 15 immediately following the making of the Advance; and

(f) that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrower prior to the relevant Drawdown Date.

9.2 Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date relating to that Advance (or such longer period as the Agent may, with the authorisation of all Lenders, specify).

10 REPRESENTATIONS AND WARRANTIES

10.1 General

The Borrower represents and warrants to each Creditor Party as follows.10.2 Status

The Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

10.3 Ownership of the Guarantors

The Borrower is the ultimate beneficial owner of all the issued share capital and voting rights in respect of each Guarantor free of Security Interests save for the Security Interests created pursuant to the Finance Documents and, prior to the date of the Shares Pledge in respect of a Guarantor executed by the Borrower, Security Interests created in connection with the relevant Existing Facility Agreement over the share capital and voting rights of that Guarantor.

10.4 Corporate power

The Borrower (or in the case of paragraph (a) each Guarantor) has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a) to register the Ships in their ownership on the Approval Flag;

(b) to execute the Finance Documents to which the Borrower is a party and the Master
Agreements; and

(c)
to borrow under this Agreement, to enter into Designated Transactions under each Master Agreement and to make all the payments contemplated by, and to comply with, the Finance Documents to which the Borrower is a party and each Master Agreement.

10.5 Consents in force

All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6 Legal validity; effective Security Interests

The Finance Documents to which the Borrower is a party and each Master Agreement, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a) constitute the Borrower's legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b) create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

subject to any relevant insolvency laws affecting creditors' rights generally.

10.7 No third party Security Interests

Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each
Finance Document:

(a) the Borrower will have the right to create all the Security Interests which that Finance
Document purports to create; and(b) no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8 No conflicts

The execution by the Borrower of each Finance Document and each Master Agreement, and the borrowing by the Borrower of the Loan, and its compliance with each Finance Document and each Master Agreement will not involve or lead to a contravention of:

(a) any law or regulation; or

(b) the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

10.9 No withholding Taxes

All payments which the Borrower is liable to make under the Finance Documents may be made without deduction or withholding for or on account of any Tax (other than a FATCA Deduction) payable under any law of any Pertinent Jurisdiction.

10.10 No default

No Event of Default or Latent Event of Default has occurred.

10.11 Information

All information which has been provided in writing by or on behalf of the Borrower or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.

10.12 No litigation

No legal or administrative action involving the Borrower or any Security Party (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a Material Adverse Effect.

10.13 No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrower or any Security Party, from the Borrower or any Security Party in connection with the Ships.

10.14 Compliance with certain undertakings

At the date of this Agreement, the Borrower is in compliance with Clauses 11.2, 11.4, 11.8 and 11.13.10.15 Taxes paid

The Borrower has paid and has procured that each Guarantor has paid all Taxes applicable to, or imposed on or in relation to it, its business or the Ship owned or to be owned by it.

10.16 ISM Code, ISPS Code and Environmental Laws compliance

All requirements of the ISM Code, the ISPS Code and all Environmental Laws as they relate to the Borrower, the Guarantors, any Approved Ship Manager and the Ships have been complied with.

10.17 No money laundering

Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents or any Master Agreement, and the transactions and other arrangements affected or contemplated by the Finance Documents or any Master Agreement to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council).

10.18 No immunity

The Borrower is not and no assets of the Borrower are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

10.19 Pari passu

The obligations of the Borrower under the Finance Documents and any Master Agreement to which it is a party rank at least pari passu with all other unsecured indebtedness of the Borrower other than indebtedness mandatorily preferred by law.

10.20 Sanctions

(a) The Borrower shall, and shall procure that each Guarantor's respective directors, officers, employees, agents or representatives has been and is in compliance with Applicable Sanctions.

(b) No Security Party and their respective directors, officers, employees, agents or representatives:

(i) is a Restricted Person, or is involved in any transaction through which it is likely to become a Restricted Person; or

(ii) is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions or acts directly or indirectly on behalf of a Restricted Person in breach of Sanctions.11 GENERAL UNDERTAKINGS

11.1 General

The Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of all the Lenders, otherwise permit.

11.2 Title; negative pledge

The Borrower will:

(a) own (directly or indirectly) and maintain ownership of the entire legal and beneficial interest in the entire issued share capital of each Guarantor free from all Security Interests and other interests and rights of every kind except for those created by the Finance Documents and, prior to date of the Shares Pledge executed by the Borrower in respect of a Guarantor, Security Interests created in connection with the relevant Existing Facility Agreement over the share capital of that Guarantor;

(b) procure that each Guarantor will:

(i) hold the legal title to, and own the entire beneficial interest in the Ship to be owned by it, the Insurances and Earnings relating to that Ship and the Earnings Account in its name, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests; and

(ii) not create or permit to arise any Security Interest (except for Permitted Security
Interests) over any other asset, present or future; and

(c)
procure that its liabilities under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law;

11.3 No disposal of assets

The Borrower will procure that no Guarantor will transfer, lease or otherwise dispose of:

(a) any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation except for demurrage claims and otherwise in the ordinary course of conducting its business as a ship owner; or

(b) make any substantial change to the nature of its business from that existing at the date of this
Agreement.

11.4 No other liabilities or obligations to be incurred

The Borrower will procure that no Guarantor, from the date of the Guarantee executed by the relevant Guarantor in favour of the Security Trustee, will incur any liability or obligation (including, without limitation, any contingent liability) except liabilities and obligations:

(a) under the Finance Documents to which it is a party;(b) reasonably incurred in the ordinary course of operating, upgrading, maintaining and chartering its Ship; and

(c)	in respect of Intercompany Loans made to the relevant Guarantor provided these comply with the requirements of Clause 11.20.

11.5 Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Borrower or any Security Party under or in connection with any Finance Document will be true, complete and not misleading and will not omit any material fact or consideration.

11.6 Provision of financial statements

The Borrower will send to the Agent:

(a) as soon as possible, but in no event later than 120 days after the end of each financial year of the Borrower, the audited consolidated accounts of the Borrower and its subsidiaries;

(b) as soon as possible, but in no event later than 90 days after the end of each of the first three Accounting Periods in a calendar year, unaudited consolidated accounts of the Borrower and its subsidiaries which are certified as to their correctness by the chief financial officer of the Borrower;

(c)
a Compliance Certificate together with the annual reports that the Borrower delivers pursuant to paragraph (a) above and quarterly reports that the Borrower delivers in (b) above each certified by the chief financial officer of the Borrower; and

(d) such other information and financial statements (including, without limitation, details of the operating performance, employment, positions and engagements of the Ships, annual budgets and projections) as may be requested by the Agent from time to time.

11.7 Form of financial statements

All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a) be prepared in accordance with all applicable laws and GAAP consistently applied;

(b) fairly represent the financial condition of the Borrower and its subsidiaries at the date of those accounts and of their profit for the period to which those accounts relate; and

(c) fully disclose or provide for all significant liabilities of the Borrower and its subsidiaries.

11.8 Consents

The Borrower will, and will procure that each Guarantor will, maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a) for it to perform its obligations under any Finance Document to which it is a party or any
Master Agreement;

(b) for the validity or enforceability of any Finance Document to which it is a party or any Master
Agreement; and(c) in the case of each Guarantor, to continue to own and operate the Ship owned by it and the Borrower will, and will procure that each Guarantor will, comply with the terms of all such consents.

11.9 Maintenance of Security Interests

The Borrower will:

(a) at its own cost, do all that it reasonably can to ensure that any Finance Document and each Master Agreement validly creates the obligations and the Security Interests which it purports to create; and

(b) without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document and any Master Agreement (if applicable) with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar Tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.10 Notification of litigation

The Borrower will provide the Agent with details of any legal action involving the Borrower, any Security Party or any Ship, its Earnings or its Insurances as soon as such action is instituted unless it is clear that the legal action cannot be considered material in the context of any Finance Document.

11.11 No amendment to Master Agreements

The Borrower will not agree to any amendment or supplement to, or waive or fail to enforce, any Master Agreement or any of its provisions.

11.12 Chief Executive Office

The Borrower will maintain its chief executive office in the Principality of Monaco.

11.13 Confirmation of no default

The Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of the Borrower and which:

(a) states that no Event of Default or Latent Event of Default has occurred; or

(b) states that no Event of Default or Latent Event of Default has occurred, except for a specified event or matter, of which all material details are given.

The Agent may serve requests under this Clause 11.13 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if the Loan has not been made) Commitments exceeding 10 per cent of the Total Commitments; and this Clause 11.13 does not affect the Borrower's obligations under Clause 11.14.11.14 Notification of default

The Borrower will notify the Agent as soon as the Borrower becomes aware of: (a) the occurrence of an Event of Default or a Latent Event of Default; or
(b) any matter which indicates that an Event of Default or a Latent Event of Default may have occurred,

and will keep the Agent fully up-to-date with all developments.

11.15 Provision of further information

The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating to:

(a) the financial condition, business and operations of the Borrower;

(b) the Borrower, any Security Party, any Ship, its Earnings or its Insurances; or

(c) any other matter relevant to, or to any provision of, a Finance Document and any Master
Agreement,

which may be requested by the Agent, the Security Trustee, any Lender or any Swap Bank at any time and the Borrower shall promptly, provide such further information and/or documents as any Creditor Party (through the Agent) may request so as to enable such Creditor Party to comply with any laws applicable to it (including, without limitation, compliance with FATCA).

11.16 Provision of copies and translation of documents

The Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrower will provide a certified English translation prepared by a translator approved by the Agent.

11.17 "Know your customer" checks

The Borrower shall notify the Agent immediately if it becomes aware of any actual or intended change in its status or the status of any Security Party after the date of this Agreement. If:

(a) the introduction of or any change in (or in the interpretation, administration or application of)
any law or regulation made after the date of this Agreement;

(b) any change in the status of the Borrower or any Security Party after the date of this Agreement;
or

(c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this
Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent, any Swap Bank or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested bythe Agent (for itself or on behalf of any Lender), the Swap Bank concerned, or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Swap Bank concerned, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

11.18 Compliance with laws

The Borrower shall comply and shall procure that each Guarantor shall comply in all material respects with all applicable laws, including, without limitation, all Environmental Laws, all Applicable Sanctions and regulations relating thereto.

11.19 Taxes

The Borrower shall prepare and timely file all Tax returns required to be filed by it and any member of the Group and pay and discharge all Taxes imposed upon it and any member of the Group or in respect of any of its or any member of the Group's property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labour, materials and supplies) which, if unpaid, might become a lien or any part thereof, except in each case, for any such Taxes (a) as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (b) as to which such failure to have paid does not create any risk of sale, forfeiture, loss, confiscation or seizure of a Ship or criminal liability, or (c) the failure of which to pay or discharge would not be likely to have a Material Adverse Effect.

11.20 Use of proceeds and Intercompany Loans

The Borrower shall:

(a) use the proceeds of the first Advance to re-finance the Existing Facility Agreement and the subsequent Advances for general corporate purposes and shall on-lend the proceeds (or part of them where such proceeds have also been used to refinance the Existing Facility Agreement) of each Advance directly or indirectly to the Guarantor which owns the relevant Ship and shall procure that such Guarantor shall use the proceeds of such Advance solely as permitted pursuant to the terms of this Agreement; and

(b) procure that any Intercompany Loan it provides whether directly or indirectly to an Guarantor pursuant to paragraph (a) above shall:

(i) be fully subordinated to any and all obligations of the Guarantors and the rights of the
Creditor Parties under the Finance Documents;

(ii) not require the payment of interest prior to expiry of the Maturity Date; (iii) mature at least 1 year after the Maturity Date; and
(iv) not be secured by any asset which is already, or is to be, the subject of a Security Interest created by the Borrower or any Security Party pursuant to any Finance Document;(c)    furnish promptly to the Agent a true and complete copy of any instrument evidencing any Intercompany Loan, all other documents related thereto and a true and complete copy of each material amendment or other modification thereof; and

(d) in respect of any such Intercompany Loan, execute and deliver to the Agent an Intercompany Loan Assignment and deliver to the Agent such other documents equivalent to those referred to in paragraphs 3, 4, and 6 of Part A of Schedule 4 as the Agent may require.

11.21 Sanctions

(a) The Borrower undertakes for itself and on behalf of each Guarantor that:

(i) they and each of their directors, officers, agents, employees or persons action on their behalf is not a Restricted Person and does not act directly or indirectly on behalf of a Restricted Person or in breach of Applicable Sanctions;

(ii) without limiting paragraph (a) above, not employ any Ship nor allow its employment, operation or management in any manner contrary to any Applicable Sanctions, Environmental Laws, ISM Code and the ISPS Code.

(b) Without prejudice to Clause 14.10, the Borrower shall not, and will procure that no Guarantor shall, engage in any activity or dealing with a Restricted Person except such activity or dealing with a Restricted Person that is not in breach of Applicable Sanctions.

(c)
The Borrower shall procure, and will ensure that each Guarantor procures, that no proceeds from any activity or dealing with a Restricted Person are credited to any bank account held with any Creditor Party in its name.

(d) The Borrower shall, and will procure that the Guarantor shall, to the extent permitted by law, promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

11.22 Use of proceeds

The Borrower shall not, and shall not permit or authorise any other person (including without limitation the Guarantors) to, directly or indirectly, make available any proceeds of the Loan to fund or facilitate trade, business or other activities (i) involving or for the benefit of any Restricted Person in breach of Sanctions or (ii) in any other manner that could result in the Borrower and/or any Guarantor and/or a Creditor Party being in breach of any Applicable Sanctions or becoming a Restricted Person.

12 CORPORATE AND FINANCIAL UNDERTAKINGS

12.1 General

The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of all the Lenders, otherwise permit.

12.2 Maintenance of status

The Borrower will:(a) remain listed on the New York Stock Exchange;

(b) maintain its separate corporate existence and remain in good standing under the laws of the
Republic of the Marshall Islands; and

(c)	procure that each Guarantor shall maintain its separate corporate existence and remain in goodstanding under the laws of the Republic of the Marshall Islands.

12.3 Negative undertakings

(a) The Borrower will not and will procure that no Guarantor shall:

(i) change its name, its type of organisation or the nature of its business; or

(ii) change its Fiscal Year; or

(iii) permit any act, event or circumstance to occur or arise which would or could result in a Change of Control of the Borrower or any Guarantor other than a Guarantor Disposal for the purposes of selling or disposing of a Ship where the relevant prepayment is made in accordance with Clause 8.9 or give rise whether directly or indirectly to a Material Adverse Effect; or

(iv) enter into any form of amalgamation, merge or de-merger or any form of reconstruction or reorganisation.

(b) The Borrower will procure that no Guarantor shall:

(i) provide any form of credit or financial assistance to:

(A) a person who is directly or indirectly interested in the Borrower's or the relevant Guarantor's share or loan capital; or

(B) any company in or with which such a person is directly or indirectly interested or connected,

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower or the relevant Guarantor than those which it could obtain in a bargain made at arms' length; or

(ii) issue (except in accordance with the terms of the relevant Share Pledge), allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital; or

(iii) acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than Designated Transactions.

12.4 Dividends

(a) The Borrower may only pay a dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital provided that no Event of Default has occurred and is continuing at the time of the payment of such dividends or making of suchdistributions, redemptions, purchase or return or will result from the payment of such dividend or making of such distributions, redemptions, purchase or return; and

(b) The Borrower will procure that no Guarantor shall pay a dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital if:

(i) any Event of Default has occurred and is continuing at the time of the payment of such dividend or making of such other form of distribution or effecting of such redemption, purchase or return of share capital or will result from such payment or making of such other form of distribution or effecting of such redemption, purchase or return of share capital; or

(ii) such dividend or other form of distribution or redemption, purchase or return of share capital shall result in a breach of the financial covenants set out in Clauses 12.5, 12.6 and 12.7.

12.5 Minimum liquidity

The Borrower shall, at all times, maintain Cash and Cash Equivalents on a consolidated basis, including all amounts on deposit with any bank, of not less than the greater of (a) $25,000,000 or (b) $700,000 multiplied by the number of Fleet Vessels (the "Minimum Liquidity"), provided that for the purpose of this Clause 12.5, "Cash Equivalents" shall include unutilised and freely available amounts under the Facility (where no default or termination event has occurred and is continuing and there is no restriction on borrowing under such Facility) with a maturity date in excess of 12 months after the date of the financial statements delivered pursuant to Clause 11.6 and further provided that not less than 66.66 per cent. of Minimum Liquidity shall consist of Cash at all times.

12.6 Minimum Consolidated Tangible Net Worth

The Borrower shall maintain a Consolidated Tangible Net Worth of not less than $500,000,000 plus:

(a) 25 per cent. of the Borrower's cumulative, positive consolidated net income for each
Accounting Period commencing on or after 31 December 2017; and

(b) 50 per cent. of the Equity Proceeds realised from any issuance of Equity Interests in the
Borrower occurring on or after 31 December 2013.

12.7 Maximum leverage

The Borrower shall maintain a ratio of Net Debt to Consolidated Total Capitalisation of not more than 0.60 to 1.00, to be tested on the last day of each Accounting Period.

12.8 Material Changes in GAAP requirements

If, at any time after the date of this Agreement, the GAAP requirements materially change so as to impact the financial covenants set out in this Clause 12 the Borrower shall notify the Agent and, if agreed between the Borrower and the Agent, this Agreement shall be amended and/or supplemented to reflect these changes.13 INSURANCE

13.1 General

The Borrower also undertakes with each Creditor Party to procure that each Guarantor, at all times whilst the Ship owned by the relevant Guarantor is subject to a Mortgage, will comply with the following provisions of this Clause 13 at all times during the Security Period except as the Agent may, with the authorisation of all the Lenders, otherwise permit.

13.2 Maintenance of obligatory insurances

The Borrower shall procure that each Guarantor shall keep the Ship owned by it insured at the expense of that Guarantor against:

(a) fire and usual marine risks (including hull and machinery plus hull interest and any other usual marine risks such as excess risks as applicable);

(b) war risks (including the London Blocking and Trapping addendum or equivalent coverage including war, terrorism, piracy and confiscation risks excluded from the protection and indemnity risks);

(c)
full protection and indemnity risks (including liability for oil pollution and excess war risk P&I cover) on standard club rules, covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group of Protection and Indemnity Associations ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover), or other with written consent from the Agent;

(d) freight, demurrage & defence risks;

(e) any other risks against which the Security Trustee considers, having regard to standard practices and other circumstances prevailing at the relevant time, it would in the opinion of the Security Trustee be reasonable for that Guarantor to insure and which are specified by the Security Trustee by written notice to that Guarantor.

13.3 Terms of obligatory insurances

The Borrower shall procure that each Guarantor shall affect such insurances in respect of the
Ship owned by it: (a) in Dollars;
(b) in the case of the insurances described in 13.2(a), (b) and, in the event such other risk is based on vessel value, (e) in an amount on an agreed value basis at least the greater of:

(i) when aggregated with the insured values of the other Ships then financed under this
Agreement, 120 per cent. of the aggregate amount of the Loan; and

(ii) the Fair Market Value of the Ship owned by it;

(c)    in the case of hull and machinery insured values of each Ship, in an amount not less than 80 per cent. of the Fair Market Value of that Ship and the aggregate amount of the hull andmachinery insured values of the Ships shall be equal to or greater than the amount of the Loan;
and

(d) in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(e) in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

(f) on approved terms; and

(g) through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations that are members of the International Group of Protection and Indemnity Clubs.

13.4 Further protections for the Creditor Parties

In addition to the terms set out in Clause 13.3 the Borrower shall procure that the obligatory insurances shall:

(a) subject always to paragraph (b), name the relevant Guarantor as the sole named assured unless the interest of every other named assured is limited:

(i) in respect of any obligatory insurances for hull and machinery and war risks;

(A) to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B) to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii) in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and when requested by the Security Trustee (acting reasonably) obtain or procure that every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between the relevant Guarantor and every other named assured in proportion to the gross claims made or paid by each of them in circumstances where such deductibles are not borne by the applicable Guarantor in full and/or where there is an Event of Default which is continuing and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b) whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;(c) name the Security Trustee as loss payee with such directions for payment as the Security
Trustee may specify;

(d) provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(e) provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party;

(f) provide that the Security Trustee may make proof of loss if the Guarantor concerned fails to do so; and

(g) provide that the deductible of the hull and machinery insurance is not higher than the amount agreed upon and stated in the loss payable clause.

13.5 Renewal of obligatory insurances

The Borrower shall procure that each Guarantor shall;

(a) at least 7 days before the expiry of any obligatory insurance:

(i) notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii) obtain the Security Trustee's approval to the matters referred to in paragraph (i);

(b) at least 5 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Security Trustee's approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6 Copies of policies; letters of undertaking

The Borrower shall procure that each Guarantor shall ensure that all approved insurance brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a) they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b) they will hold such policies, and the benefit of such insurances, to the order of the Security
Trustee in accordance with the said loss payable clause;

(c)
they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;(d) they will notify the Security Trustee, not less than 5 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Guarantor or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e) they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7 Copies of certificates of entry

The Borrower shall procure that each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

(a) a certified copy of the certificate of entry for that Ship;

(b) a letter or letters of undertaking in such form as may be required by the Security Trustee; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8 Deposit of original policies

The Borrower shall procure that each Guarantor shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9 Payment of premiums

The Borrower procure that each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by that Guarantor and produce all relevant receipts when so required by the Security Trustee.

13.10 Guarantees

The Borrower shall procure that each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11 Compliance with terms of insurances

The Borrower shall not and shall procure that no Guarantor shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:(a) each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b) no Guarantor shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances; and

(c)
no Guarantor shall employ the Ship owned by it, or allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12 Alteration to terms of insurances

The Borrower shall not and shall procure that no Guarantor shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

13.13 Settlement of claims

The Borrower shall not and shall procure that no Guarantor shall settle, compromise or abandon any claim under any obligatory insurance effected by it for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14 Provision of copies of communications

The Borrower shall procure that each Guarantor shall provide the Security Trustee, at the time of each such communication, copies of all material written communications between the relevant Guarantor and:

(a) the approved insurance brokers;

(b) the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to: (i) that Guarantor's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii) any credit arrangements made between that Guarantor and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15 Provision of information

In addition, the Borrower shall procure that each Guarantor shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:(a) obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected by it; and/or

(b) effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such insurances;

and the Borrower shall, forthwith upon demand, indemnify the Security Trustee in respect of all reasonable fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a), provided the amount of such fees and expenses shall have been the subject of prior consultation between the Security Trustee and the Borrower but without any obligation on the part of the Security Trustee to consider or comply with any recommendation by or request from the Borrower during such consultation.

13.16 Mortgagee's interest, additional perils

The Security Trustee shall be entitled from time to time to effect, maintain and renew (i) mortgagee's interest additional perils insurance and (ii) mortgagee's interest marine insurance in such amounts and on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

14 SHIP COVENANTS

14.1 General

The Borrower also undertakes with each Creditor Party that it shall and that it shall procure that each Guarantor will, at all times whilst the Ship owned by the relevant Guarantor is subject to a Mortgage, comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent, with the authorisation of all the Lenders, may otherwise permit.

14.2 Ship's name and registration

The Borrower shall procure that each Guarantor shall keep the Ship owned by it registered in its name under an Approved Flag; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of any Ship without the prior written approval of the Agent, such approval not to be unreasonably withheld or delayed.

14.3 Repair and classification

The Borrower shall procure that each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a) consistent with first-class ship ownership and management practice;

(b) so as to maintain the highest class for that Ship with the Approved Classification Society free of overdue recommendations and conditions affecting that Ship's class; and(c)    so as to comply with all laws and regulations applicable to vessels registered under the law of the Approved Flag on which that Ship is registered or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4 Classification Society undertaking

The Borrower shall procure that each Guarantor shall instruct the Approved Classification
Society (and in the case of dual classification, only the primary classification society):

(a) to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the Approved Classification Society in relation to the Ship owned by it;

(b) to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Guarantor and the Ship owned by it at the offices of the Approved Classification Society and to take copies of them;

(c) following receipt of a written request from the Security Trustee:

(i) to confirm that such Guarantor is not in default of any of its contractual obligations or liabilities to the Approved Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii) if such Guarantor is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

14.5 Modification

The Borrower shall procure that no Guarantor shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on that Ship which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.6 Removal of parts

The Borrower shall procure that no Guarantor shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on that Ship the property of that Guarantor and subject to the security constituted by the Mortgage Provided that an Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.7 Surveys

The Borrower shall procure that each Guarantor, at the Borrower's expense submits the Ship owned by it regularly to all periodical or other surveys which may be required for classificationpurposes with copies of all technical survey reports in respect of surveys carried out by an
Approved Ship Manager or other qualified expert duly appointed for such purpose.

14.8 Inspection

The Borrower shall procure that each Guarantor shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times, with reasonable notice to the relevant Guarantor, always without interfering with the trading of the Ship at the Borrower's expense to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections provided that unless an Event of Default has occurred or that Ship's Approved Classification Society has issued a recommendation or condition affecting that Ship's class, the Borrower shall not have to pay for more than 1 inspection per Ship in each calendar year. The Security Trustee shall use reasonable efforts not to interfere with the operation of that Ship when exercising its rights under this Clause 14.8.

14.9 Prevention of and release from arrest

The Borrower shall procure that each Guarantor shall promptly discharge:

(a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or its Insurances;

(b) all Taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or its Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or its Insurances, and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.10 Compliance with laws etc.

The Borrower shall procure that each Guarantor shall:

(a) comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, all Applicable Sanctions and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Guarantor;

(b) not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Applicable Sanctions; and

(c)    in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless the prior written consent of the Security Trustee has been given and the Borrower has or has procured that there is (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.14.11 Provision of information

The Borrower shall procure that each Guarantor shall promptly provide the Security Trustee with any information which it requests regarding:

(a) the Ship owned by it, its employment, position and engagements (including, without limitation, details of the operating performance, employment, positions and engagements of the Ships, annual budgets and projections);
(b) the Earnings and payments and amounts due to the master and crew of the Ship owned by it; (c) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship; (d) any towages and salvages; and
(e) its compliance, the Approved Ship Manager's or the compliance by the Ship owned by it with the ISM Code, the ISPS Code, all Environmental Laws and Applicable Sanctions,

and, upon the Security Trustee's request, provide copies of any current charter relating to that Ship, of any current charter guarantee and copies of each Guarantors or the Approved Ship Manager's Document of Compliance.

14.12 Notification of certain events

The Borrower shall procure that each Guarantor shall promptly notify the Security Trustee by email, confirmed forthwith, by letter of:

(a) any casualty which is or is likely to be or to become a Major Casualty;

(b) any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or condition made by any insurer or the Approved Classification Society or by any competent authority which is not complied with within the specified time;

(d) any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e) any intended dry docking of the Ship owned by it;

(f) any Environmental Claim made against any Security Party or the Borrower or in connection with any Ship, or any Environmental Incident;

(g) any claim for breach of the ISM Code, the ISPS Code, any Environmental Laws or Applicable Sanctions being made against that Guarantor, the Approved Ship Manager (following the Guarantor becoming aware of the same) or otherwise in connection with the Ship owned by it; or

(h) any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code, the ISPS Code, any Environmental Laws or Sanctions not being complied with;and the Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of the Borrower's, any Guarantor's, the Approved Ship Manager's or any other person's response to any of those events or matters.

14.13 Restrictions on chartering, appointment of managers etc.

(a) The Borrower shall procure that no Guarantor shall, in relation to the Ship owned by it: (i) let that Ship on demise charter for any period;

(ii) enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 24 months other than Charters where the charterer is a member of the Group or the Charter is pursuant to an Approved Pooling Arrangement;

(iii) enter into any charter in relation to that Ship under which more than 2 months' hire
(or the equivalent) is payable in advance;

(iv) charter that Ship otherwise than on bona fide arm's length terms at the time when such Ship is fixed;

(v) appoint a manager of that Ship other than an Approved Ship Manager or agree to any material alteration to the terms of the Approved Ship Manager's appointment save that amendments to the provisions relating to the management fees and termination fees cannot be considered material if such amendments to the fees are on market terms and do not and shall not affect the rights of the Creditor Parties in an adverse manner in the context of the Finance Documents;

(vi) appoint a classification society for that Ship other than an Approved Classification
Society;

(vii) de-activate or layup that Ship; or

(viii) put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) or in the case of any scheduled special surveys in respect of such Ship, in an amount exceeding or likely to exceed $1,000,000, unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on such Ship or its Earnings for the cost of such work or for any other reason.

(b) The Borrower shall procure that each Guarantor shall, in relation to the Ship owned by it, ensure that an Approved Technical Manager shall only appoint a sub-manager in relation to the technical management of that Ship provided that in the case of any such sub-management, the Approved Technical Manager shall continue to remain primarily liable vis-à-vis the relevant Guarantor to perform the technical management responsibilities in relation to that Ship and, if so appointed as technical manager of that Ship, such sub-manager shall be appointed on substantially the same terms as the Approved Technical Manager and once appointed as an Approved Sub-Manager, the relevant Guarantor shall not and shall procure that the relevant Approved Technical Manager shall not agree to any material alteration to the terms of the relevant Approved Sub-Manager's appointment.14.14 Notice of Mortgage

The Borrower shall procure that each Guarantor shall keep the Mortgage registered against the Ship owned by it as a valid first preferred or, as the case may be, priority mortgage, carry on board the Ship owned by it a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that such Ship is mortgaged by that Guarantor to the Security Trustee.

14.15 Sharing of Earnings

The Borrower shall procure that no Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings of the Ship owned by it provided always that any Ship may be entered into any Approved Pooling Arrangement.

14.16 ISPS Code

The Borrower shall procure that each Guarantor shall comply with the ISPS Code and in particular, without limitation, shall:

(a) procure that its Ship and the company responsible for such Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b) maintain for its Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

14.17 Copies of Charter; Charterparty Assignment

Provided that the Borrower has obtained the prior permission of the Agent necessary under
Clause 14.13(a)(ii), the Borrower shall procure that each Guarantor shall:

(a) furnish promptly to the Agent a true and complete copy of any Charter for the Ship owned by it, all other documents related thereto including, without limitation, any guarantee of such Charter and a true and complete copy of each material amendment or other modification thereof; and

(b) in respect of any such Charter, execute and deliver to the Agent a Charterparty Assignment and deliver to the Agent a consent and acknowledgement executed by the charterer and any related charter guarantor and such other documents equivalent to those referred to in paragraphs 4, 5 and 6 of Part A of Schedule 4 as the Agent may require.

14.18 Change of Approved Ship Manager

If, in accordance with the terms of this Agreement, there is a change of Approved Ship
Manager, the Borrower shall or shall procure that:

(a) the relevant Guarantor shall promptly provide the Agent with a copy of the management agreement pursuant to which such Approved Ship Manager is to be appointed; and

(b) the new Approved Ship Manager shall provide to the Agent on or prior to the commencement of its appointment, an Approved Ship Manager's Undertaking.14.19 Green Passport

The Borrower shall procure that each Guarantor has obtained a Green Passport, or equivalent document acceptable to the Agent, within 30 days from the Drawdown Date of the relevant Advance in respect of the Ship owned by it which remains valid throughout the Security Period.

15 SECURITY COVER

15.1 Minimum required security cover

Clause 15.2 applies if the Agent notifies the Borrower that:

(a) the Fair Market Value of the Ships then subject to a Mortgage; plus

(b) the net realisable value of any additional security previously provided under this Clause 15, is below 140 per cent. of the Loan.
15.2 Provision of additional security; prepayment

If the Agent serves a notice on the Borrower under Clause 15.1, the Borrower shall within 60 days after the date on which the Agent's notice is served, either:

(a) prepay such part (at least) of the Loan as will eliminate the shortfall; or

(b) provide, or ensure that a third party provides, additional security which, in the opinion of all of the Lenders acting in their absolute discretion, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of all of the Lenders, approve or require and, for this purpose, it is agreed that acceptable additional security shall include (i) a Substitute Ship and/or (ii) cash collateral in Dollars valued at par.

(c)	For the avoidance of doubt, amounts prepaid pursuant to this Clause shall be applied in accordance with Clause 8.14.

15.3 Valuation of Ship

The market value of a Ship at any date is that shown by:

(a) the arithmetic average of 2 valuations each prepared by an Approved Broker selected by the
Agent;

(b) as at a date not more than 30 days prior to the date such valuation is delivered to the Agent by such Approved Broker;

(c) with or without physical inspection of that Ship (as the Agent may require);

(d) on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

(e) after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.15.4 Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.2.

15.5 Valuations binding

Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6 Provision of information

The Borrower shall promptly provide the Agent and any Approved Broker acting under Clause 15.3 or 15.4 with any information which the Agent or the Approved Broker may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Lenders (or the expert appointed by them) consider prudent.

15.7 Payment of valuation expenses

Without prejudice to the generality of the Borrower's obligations under Clauses 20.2, 20.3 and 20.4, the Borrower shall, subject to Clause 15.8, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause 15.

15.8 Frequency of valuations

(a) The Borrower shall provide the valuations of each Ship required pursuant to paragraph 12 of Part B of Schedule 4 at the Borrower's expense;

(b) the Borrower shall provide to the Agent 2 valuations during each half of each Fiscal Year of the Borrower commencing on 1 January 2019 (such valuations to be attached to the Compliance Certificates for the relevant fiscal quarter to be provided by the Borrower) setting forth the Fair Market Value of each Ship in each case at the cost of the Borrower save that the Borrower shall not be required to pay for more than 2 sets of valuations of each Ship in each calendar year unless an Event of Default has occurred and is continuing or any valuation obtained would entitle the Agent to serve a notice pursuant to Clause 15.1 in which case such valuations required by the Agent shall be for the cost of the Borrower; and

(c)	the Agent shall be entitled, at its own expense, to obtain valuations of each Ship other than those referred to in paragraphs (a) and (b) above as often as it may request.

15.9 Application of prepayment

Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.2.

15.10 Release of Additional Security

It is agreed that where the Borrower or a third party has provided additional security pursuant to Clause 15.2 the Borrower is entitled to request the release of such additional security at itsexpense at any time following a testing of compliance by the Borrower of the minimum required security cover under Clause 15.1. Where the Borrower is shown to be in compliance with such minimum required security cover without including the additional security within the calculation and where the Borrower is in compliance with the minimum required security cover under Clause 15.1, such additional security shall be released at the Borrower's cost.

16 PAYMENTS AND CALCULATIONS

16.1 Currency and method of payments

All payments to be made by the Lenders or by the Borrower and any Security Party under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a) by not later than 11.00 a.m. (London time) on the due date;

(b) in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)
in the case of an amount payable by a Lender to the Agent or by the Borrower or another Security Party to the Agent or any Lender, to an account of the Agent as the Agent may from time to time notify to the Borrower and the other Creditor Parties, or to such other account with such other bank as the Agent may from time to time notify to the Borrower and the other Creditor Parties; and

(d) in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrower and the other Creditor Parties.

16.2 Payment on non-Business Day

If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a) the due date shall be extended to the next succeeding Business Day; or

(b) if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3 Basis for calculation of periodic payments

All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4 Distribution of payments to Creditor Parties

Subject to Clauses 16.5, 16.6 and 16.7:(a) any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Counterparty or the Security Trustee shall be made available by the Agent to that Lender, that Swap Counterparty or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender and the Swap Counterparty or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b) amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Counterparties generally shall be distributed by the Agent to each Lender and each Swap Counterparty pro rata to the amount in that category which is due to it.

16.5 Permitted deductions by Agent

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Counterparty, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Counterparty under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Counterparty to pay on demand.

16.6 Agent only obliged to pay when monies received

Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender or any Swap Counterparty any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender or that Swap Counterparty until the Agent has satisfied itself that it has received that sum.

16.7 Refund to Agent of monies not received

If and to the extent that the Agent makes available a sum to the Borrower or a Lender or a Swap Counterparty, without first having received that sum, the Borrower or (as the case may be) the Lender or the Swap Counterparty concerned shall, on demand:

(a) refund the sum in full to the Agent; and

(b) pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8 Agent may assume receipt

Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9 Creditor Party accounts

Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.16.10 Agent's memorandum account

The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.

16.11 Accounts prima facie evidence

If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17 APPLICATION OF RECEIPTS

17.1 Normal order of application

Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

(a) FIRST: in or towards satisfaction of any amounts then due and payable under the Finance
Documents and the Master Agreements in the following order and proportions:

(i) first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents and the Swap Counterparties under any Master Agreements other than those amounts referred to at paragraphs (ii) and (iii) below (including, but without limitation, all amounts payable by the Borrower under Clauses 20, 21 and 22 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in any Master Agreement);

(ii) secondly, in or towards satisfaction of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents and the Master Agreements (and, for this purpose, the expression "interest" shall include any net amount which the Borrower shall have become liable to pay or deliver under section
2(e) (Obligations) of any Master Agreement but shall have failed to pay or deliver to the relevant Swap Counterparty at the time of application or distribution under this Clause 17); and

(iii) thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure of each Swap Counterparty (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b) SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or any Master Agreement but which the Agent, by notice to the Borrower, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a);

(c)    THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.17.2 Variation of order of application

The Agent may, with the authorisation of the Lenders, by notice to the Borrower, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3 Notice of variation of order of application

The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4 Appropriation rights overridden

This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Security Party.

18 APPLICATION OF EARNINGS

18.1 Payment of Earnings

The Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (subject only to the provisions of the General Assignment), all the Earnings of each Ship are paid to the Earnings Account for that Ship, at all times whilst such Ship is subject to a Mortgage.

18.2 Application of Earnings

The Borrower undertakes with the Lenders to procure that money from time to time credited to, or for the time being standing to the credit of, an Earnings Account shall, unless and until an Event of Default shall have occurred and is continuing (whereupon the provisions of Clause 17.1 shall be and become applicable), be freely available to the Borrower.

18.3 Location of accounts

The Borrower shall promptly:

(a) comply with any requirement of the Agent as to the location or re-location of the Earnings
Accounts (or any of them); and

(b) execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts (or any of them).

18.4 Debits for expenses etc.

The Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.18.5 Borrower's obligations unaffected

The provisions of this Clause 18 do not affect:

(a) the liability of the Borrower to make payments of principal and interest on the due dates; or

(b) any other liability or obligation of the Borrower or any Security Party under any Finance
Document.

19 EVENTS OF DEFAULT

19.1 Events of Default

An Event of Default occurs if:

(a) the Borrower or any Security Party fails to pay when due any sum payable under a Finance Document or under any document relating to a Finance Document unless its failure to pay is caused by a Disruption Event and payment is made within 3 Business Days of its due date; or

(b) any breach occurs of Clause 9.2, 11.2, 11.3, 11.21(a), 11.22, 12.5, 12.6, 12.7 and 15.2; or

(c)
any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues unremedied 20 days after written notice from the Agent requesting action to remedy the same; or

(d) (subject to any applicable grace period specified in the Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

(e) any representation, warranty or statement made or repeated by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

(f) any of the following occurs in relation to any Financial Indebtedness of the Borrower on a consolidated basis exceeding $10,000,000 in aggregate or, in the case of any Security Party,
$2,500,000 (or in either case, the equivalent in any other currency):

(i) any Financial Indebtedness of that Relevant Person is not paid when due; or

(ii) any Financial Indebtedness of that Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii) a lease, hire purchase agreement or charter creating any Financial Indebtedness of that Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv) any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of that Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default,or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v) any Security Interest securing any Financial Indebtedness of that Relevant Person becomes enforceable; or

(g) any of the following occurs in relation to a Relevant Person:

(i) a Relevant Person becomes unable to pay its debts as they fall due; or

(ii) any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating,
$10,000,000 in the case of the Borrower or $2,500,000 in the case of any Security Party or more or the equivalent in another currency; or

(iii) any administrative or other receiver is appointed over any asset of a Relevant Person;
or

(iv) an administrator is appointed (whether by the court or otherwise) in respect of a
Relevant Person; or

(v) any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi) a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii) a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (a) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (did) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or the Guarantors which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by all the Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii) an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (a) the application or petition is dismissed orwithdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (a) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix) a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x) any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi) in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Lenders acting reasonably is similar to any of the foregoing.

(h) any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against a Relevant Person or its assets which has, will have or may have a Material Adverse Effect;

(i) a Finance Document is amended, terminated, cancelled or suspended for any reason except with the prior written consent of the Agent, acting with the authorisation of all the Lenders;

(j) the Borrower ceases or suspends carrying on its business or a part of its business which is material in the context of this Agreement; or

(k) it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i) for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which all the Lenders consider material under a Finance Document;

(ii) for the Agent, the Security Trustee, the Lenders or the Swap Banks to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(l) any consent necessary to enable any Guarantor to own, operate or charter the Ship owned by it or on the Approved Flag or to enable the Borrower, such Guarantor or any other Security Party to comply with any provision which all the Lenders consider material of a FinanceDocument, to which it is a party is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(m) any failure to change the flag state of a Ship after written notice from the Agent requesting a flag change as a result of governmental and/or political unrest which may in the Agent's opinion have a Material Adverse Effect; or

(n) any arrest, capture, seizure or detention of a Ship unless it is within 30 Business Days redelivered to the full control of the Guarantor owning that Ship; or

(o) any provision which all the Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest and which in each case such default continues unremedied 15 days after written notice from the Agent requesting action to remedy the same; or

(p) the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(q) an Event of Default (as defined in section 14 of a Master Agreement) occurs; or

(r) a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of all the Lenders; or

(s) any of the Ships ceases to be employed by the relevant Approved Ship Manager on terms acceptable to the Agent or any of the circumstances described in Clause 19.1(g) or (j) occurs (mutatis mutandis) in relation to an Approved Ship Manager or an Approved Ship Manager or Approved Sub-Manager breaches any provision of its Approved Ship Manager's Undertaking which the Agent considers material and the Borrower fails within a period of 15 days of it becoming aware of the occurrence of such circumstance or breach or of the receipt of a written notification from the Agent requesting the Borrower to remedy such circumstances or breach either to remedy such circumstances or breach or to substitute the relevant Approved Ship Manager or Approved Sub-Manager with another Approved Ship Manager or Approved Sub-Manager which executes and delivers to the Security Trustee a replacement Approved Ship Manager's Undertaking; or

(t) an event or circumstance occurs which has or is reasonably likely to have a Material Adverse
Effect.

19.2 Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default which is continuing: (a) the Agent may, and if so instructed by the Majority Lenders, the Agent shall:
(i) serve on the Borrower a notice stating that all or part of the Commitments and of the other obligations of each Lender to the Borrower under this Agreement are cancelled; and/or

(ii) serve on the Borrower a notice stating that all or part of the Loan together with accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or(iii) take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b) the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of all the Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law.

19.3 Termination of Commitments

On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall be cancelled.

19.4 Acceleration of Loan

On the service of a notice under Clause 19.2(a)(i), all or, as the case may be, the part of the Loan specified in the notice together with accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5 Multiple notices; action without notice

The Agent may serve notices under Clauses 19.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6 Notification of Creditor Parties and Security Parties

The Agent shall send to each Lender, each Swap Counterparty, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrower under Clause 19.2; but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrower or any Security Party with any form of claim or defence.

19.7 Creditor Party rights unimpaired

Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8 Exclusion of Creditor Party liability

No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or a Security Party:

(a) for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or(b) as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or ( as the case may be) such receiver's or manager's own partners or employees.

19.9 Relevant Persons

In this Clause 19, a "Relevant Person" means the Borrower and any Security Party.

19.10 Interpretation

In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) "petition" includes an application.

19.11 Position of Swap Counterparties

Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.

20 FEES AND EXPENSES

20.1 Commitment, agency fees

The Borrower shall pay to the Agent:

(a) on the date of this Agreement or as otherwise agreed, the fees in the amounts previously agreed in writing between the Agent and the Borrower; and

(b) quarterly in arrears on each 31 March, 30 June, 30 September and 31 December during the period from the date of this Agreement until the Maturity Date (or if earlier, the date on which this Agreement is terminated), for the account of the Lenders pro rata to their unutilised Commitments, a commitment fee at a rate equal to 40 per cent. of the Margin per annum on the amount of the unutilized Commitment of each Lender.

20.2 Costs of negotiation, preparation etc.

The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution, syndication or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document including, without limitation, any legal fees (including VAT and disbursements) reasonably incurred by the Agent, Security Trustee, the Bookrunner and the Mandated Lead Arrangers in this connection.20.3 Costs of variations, amendments, enforcement etc.

The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Creditor
Party concerned, the amount of all expenses incurred by a Creditor Party in connection with:

(a) any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b) any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d) any step taken by the Lender or the Swap Bank concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any Taxation or other procedure carried out under such rules.

20.4 Documentary Taxes

The Borrower shall promptly pay any Tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a Tax.

20.5 Financial Services Authority fees

The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Lender concerned the amounts which the Agent from time to time notifies the Borrower that a Lender has notified the Agent to be necessary to compensate it for the cost attributable to its Contribution resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Financial Services Authority (or other United Kingdom governmental authorities or agencies) of a requirement to pay fees to the Financial Services Authority calculated by reference to liabilities used to fund its Contribution.

20.6 Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.21 INDEMNITIES

21.1 Indemnities regarding borrowing and repayment of Loan

The Borrower shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a) an Advance not being borrowed on the date specified in the Drawdown Notice relating to such
Advance for any reason other than a default by the Lender claiming the indemnity;

(b) the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 7);

(d) the occurrence of an Event of Default or a Latent Event of Default and/or the acceleration of repayment of the Loan under Clause 19;

and in respect of any Tax (other than any FATCA Deduction or a Tax on its overall net income under the law of the jurisdiction in which that Creditor Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Creditor Party is treated as a resident for Tax purposes) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2 Breakage costs

Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

(a) in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b) in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3 Miscellaneous indemnities

The Borrower shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:(a) any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document or any Master Agreement by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document or any Master Agreement; or

(b) any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

21.4 Currency indemnity

If any sum due from the Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

(a) making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b) obtaining an order or judgment from any court or other tribunal; or

(c) enforcing any such order or judgment,

the Borrower shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.4, the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5 Mandatory Cost

The Borrower shall, on demand by the Agent, pay to the Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a) in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank (or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b) in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same orsimilar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial

Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions).

21.6 Application to Master Agreements

For the avoidance of doubt, Clause 21.4 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

21.7 Certification of amounts

A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.8 Sums deemed due to a Lender

For the purposes of this Clause 21, a sum payable by the Borrower to the Agent or the Security
Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22 NO SET-OFF OR TAX DEDUCTION

22.1 No deductions

All amounts due from the Borrower or any Security Party under a Finance Document or any
Master Agreement shall be paid:

(a) without any form of set-off, cross-claim or condition; and

(b) free and clear of any Tax Deduction except a Tax Deduction which the Borrower or such
Security Party is required by law to make.

22.2 Grossing-up for Taxes

If the Borrower or any Security Party is required by law to make a Tax Deduction from any payment under a Finance Document or a Master Agreement:

(a) the Borrower or such Security Party (as the case may be) shall notify the Agent as soon as it becomes aware of the requirement;

(b) the Borrower or such Security Party (as the case may be) shall pay the Tax deducted to the appropriate Taxation authority promptly, and in any event before any fine or penalty arises; and

(c)    the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the Tax Deduction) a net amount which, after the Tax Deduction, is equal to the full amount which it would otherwise have received.22.3 Evidence of payment of Taxes

Within 1 month after making any Tax Deduction, the Borrower shall deliver to the Agent documentary evidence satisfactory to the Agent that the Tax had been paid to the appropriate Taxation authority.

22.4 Tax Deduction

In this Clause 22 "Tax Deduction" means any deduction or withholding for or on account of any present or future Tax other than a FATCA Deduction.

22.5 FATCA Deduction

(a) Each party to this Agreement may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party to this Agreement shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b) Each party to this Agreement shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the party to this Agreement to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Creditor Parties.

22.6 Stamp Taxes

The Borrower shall pay and, within 3 Business Days of demand, indemnify each Creditor Party against any cost, loss or liability which that Creditor Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document or any Master Agreement.

22.7 Application to Master Agreements

For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

22.8 FATCA Information

(a) Subject to paragraph (c) below, each party shall, within 10 Business Days of a reasonable request by another party:

(i) confirm to that other party whether it is: (A) a FATCA Exempt Party; or
(B) not a FATCA Exempt Party;

(ii) supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA; and(iii) supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.

(b) If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(c)
Paragraph (a) above shall not oblige any Creditor Party to do anything, and paragraph (a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i) any law or regulation; (ii) any fiduciary duty; or
(iii) any duty of confidentiality.

(d) If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

22.9 VAT

(a) All amounts expressed to be payable under a Finance Document by any party to a Creditor Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Creditor Party to any party under a Finance Document and such Creditor Party is required to account to the relevant Tax authority for the VAT, that party must pay to such Creditor Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Creditor Party must promptly provide an appropriate VAT invoice to that party).

(b) If VAT is or becomes chargeable on any supply made by any Creditor Party (the "Supplier") to any other Creditor Party (the "Recipient") under a Finance Document, and any party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i) (where the Supplier is the person required to account to the relevant Tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant Tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii) (where the Recipient is the person required to account to the relevant Tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient,pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant Tax authority in respect of that VAT.

(c)
Where a Finance Document requires any party to reimburse or indemnify a Creditor Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Creditor Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Creditor Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority.

(d) Any reference in this Clause 22.9 to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

(e) In relation to any supply made by a Creditor Party to any party under a Finance Document, if reasonably requested by such Creditor Party, that party must promptly provide such Creditor Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Creditor Party's VAT reporting requirements in relation to such supply.

23 ILLEGALITY, ETC.

23.1 Illegality

This Clause 23 applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

(a) unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b) contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this
Agreement in the manner contemplated by this Agreement.

23.2 Notification of illegality

The Agent shall promptly notify the Borrower, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3 Prepayment; termination of Commitment

On the Agent notifying the Borrower under Clause 23.2, the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's noticeunder Clause 23.1 as the date on which the notified event would become effective the
Borrower shall prepay the Notifying Lender's Contribution in accordance with Clause 8.

23.4 Mitigation

If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a) have an adverse effect on its business, operations or financial condition; or

(b) involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c) involve it in any expense (unless indemnified to its satisfaction) or Tax disadvantage.

24 INCREASED COSTS

24.1 Increased costs

This Clause 24 applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying
Lender considers that as a result of:

(a) the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a Tax on the Notifying Lender's overall net income); or

(b) the effect of complying with any law or regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement; or

(c) the implementation or application of or compliance with any Basel III Regulation, CRD IV and
CRR,

the Notifying Lender (or a parent company of it) has incurred or will incur an "increased cost".

24.2 Meaning of "increased costs"

In this Clause 24, "increased costs" means, in relation to a Notifying Lender:

(a) an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;(b) a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d) a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender after providing evidence of its method of calculation to quantify such increased costs under this Agreement, but not an item attributable to a FATCA Deduction required to be made by a party or compensated for by any payment made pursuant to Clause 21.5.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3 Notification to Borrower of claim for increased costs

The Agent shall promptly notify the Borrower and the Security Parties of the notice which the
Agent received from the Notifying Lender under Clause 24.1.

24.4 Payment of increased costs

The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5 Notice of prepayment

If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrower may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

24.6 Prepayment; termination of Commitment

A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying
Lender of the Borrower's notice of intended prepayment; and:

(a) on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b) on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

24.7 Application of prepayment

Clause 8 shall apply in relation to the prepayment.

25 SET-OFF

25.1 Application of credit balances

Each Creditor Party may without prior notice:

(a) apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b) for that purpose:

(i) break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii) convert or translate all or any part of a deposit or other credit balance into Dollars; and

(iii) enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2 Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3 Sums deemed due to a Lender

For the purposes of this Clause 25, a sum payable by the Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4 No Security Interest

This Clause 25 gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

26 TRANSFERS AND CHANGES IN LENDING OFFICES

26.1 Transfer by Borrower

The Borrower may not, without the prior written consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

26.2 Transfer by a Lender

Subject to Clause 26.5, a Lender (the "Transferor Lender") may at any time, with:

(a) the consent of the Borrower (such consent not to be unreasonably withheld or delayed and such consent deemed to be given if the Borrower does not expressly refuse its consent within
15 Business Days of a request by a Lender); and(b) the prior approval of the Agent, cause:
(i) its rights in respect of all or part of its Contribution but in the case of part, in an amount no less than $20,000,000; or

(ii) its obligations in respect of all or part of its Commitment but in the case of part, in an amount no less than $20,000,000; or

(iii) a combination of (i) and (ii),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is FATCA Exempt Party (a "Transferee Lender") or the securitisation or similar transaction of that Transferor Lender's Contribution of Commitment by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender,

Provided that the consent of the Borrower or the Agent shall not be required where: (i) the Transferee Lender is an Affiliate of an existing Lender; or
(ii) an Event of Default has occurred and is continuing.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security
Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

26.3 Transfer Certificate, delivery and notification

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall
(unless it has reason to believe that the Transfer Certificate may be defective):

(a) sign the Transfer Certificate on behalf of itself, the Borrower, the Security Parties, the Security
Trustee, each of the other Lenders and each of the Swap Banks;

(b) on behalf of the Transferee Lender, send to the Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c) send to the Transferee Lender copies of the letters or faxes sent under paragraph (b),

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations to the transfer to that Transferee Lender.

26.4 Effective Date of Transfer Certificate

A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3 on or before that date.26.5 No transfer without Transfer Certificate

Except as provided in Clause 26.17, no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6 Lender re-organisation; waiver of Transfer Certificate

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in a successor, the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

26.7 Effect of Transfer Certificate

A Transfer Certificate takes effect in accordance with English law as follows:

(a) to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Security Party had against the Transferor Lender;

(b) the Transferor Lender's Commitment is discharged to the extent specified in the Transfer
Certificate;

(c) the Transferee Lender becomes a Lender with the Contribution previously held by the
Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d) the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e) any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrower or any Security Party against the Transferor Lender had not existed;

(f) the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.6 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g) in respect of any breach of a warranty, undertaking, condition or other provision of a Finance
Document or any misrepresentation made in or in connection with a Finance Document, theTransferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8 Maintenance of register of Lenders

During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

26.9 Reliance on register of Lenders

The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10 Authorisation of Agent to sign Transfer Certificates

The Borrower, the Security Trustee, each Lender and each Swap Bank irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

26.11 Registration fee

In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $5,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

26.12 Sub-participation; subrogation assignment

A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13 Disclosure of Confidential Information

Any Creditor Party may disclose:

(a) with the prior written consent of the Borrower, to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as that Creditor Party shall consider appropriate if any person to whom the

Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of theinformation or is otherwise bound by requirements of confidentiality in relation to the
Confidential Information; (b) to any person:
(i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, representatives and professional advisers;

(ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and/or one or more of the Security Parties and to any of that person's Affiliates, representatives and professional advisers;

(iii) appointed by any Creditor Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, Taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii) to whom or for whose benefit that Creditor Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.17 and to any rating agency in relation to any such securitisation;

(viii) who is a party; or

(ix) as a result of the registration of any Finance Document as contemplated by any Finance
Document or any legal opinion obtained in connection with any Finance Document,

in each case, such Confidential Information as that Creditor Party shall consider appropriate if:

(A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B) in relation to paragraph (b)(iv) above, the person to whom the Confidential
Information is to be given has entered into a Confidentiality Undertaking or isotherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of that Creditor Party, it is not practicable so to do in the circumstances; and

(c)
with the prior written consent of the Borrower, to any person appointed by that Creditor Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Creditor Party.

26.14 Change of lending office

A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a) the date on which the Agent receives the notice; and

(b) the date, if any, specified in the notice as the date on which the change will come into effect.

26.15 Notification

On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16 Replacement of Reference Bank

If any Reference Bank is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank's appointment shall cease to be effective.

26.17 Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from the Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:(a) any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(i) in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(ii) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(iii) require any payments to be made by the Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27 VARIATIONS AND WAIVERS

27.1 Variations, waivers etc. by Majority Lenders

Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2 Variations, waivers etc. requiring agreement of all Lenders

However, as regards the following, Clause 27.1 applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender and every Swap Bank":

(a) a change to any Security Party, or the Borrower, other than in accordance with the terms of the Finance Documents;

(b) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission;

(c)	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees or other sum payable under this Agreement;

(d) an increase in any Lender's Commitment;

(e) a change to the definition of "Majority Lenders";

(f) a change to the definition of "Sanctions", "Sanctions List" or "Restricted Person"; (g) a change to Clause 3 or this Clause 27;
(h) a change to clause 10.20;

(i) a change to Clauses 12.5, 12.6 and 12.7Error! Reference source not found.;(j) a change to this Clause 27.2;

(k) any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document;

(l) an extension of the Availability Period; and

(m) any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

27.3 Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Mandated Lead Arrangers, the Security Trustee, a Swap Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Mandated Lead Arrangers, the Security Trustee, that Swap Bank as the case may be.

27.4 Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a) a provision of this Agreement or another Finance Document; or

(b) an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d) any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27.5 Replacement of Lender

(a) If any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below) then the Borrower may, on five Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26.2 (Transfer by a Lender) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a "Replacement Lender") which is acceptable to the Majority Lenders and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26.2 (Transfer by a Lender) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Finance Documents.(b) The replacement of a Lender pursuant to this Clause 27.5 (Replacement of Lender) shall be subject to the following conditions:

(i) the Borrower shall have no right to replace the Agent or Security Trustee;

(ii) neither the Agent nor the Lender shall have any obligation to the Borrower to find a
Replacement Lender;

(iii) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 10 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv) in no event shall the Lender replaced under this Clause 27.5 (Replacement of Lender) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)
A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d) In the event that:

(i) the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii) the consent, waiver or amendment in question requires the approval of all the
Lenders; and

Lenders whose Commitments aggregate in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 66.66 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.66 per cent. of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender".

28 BAIL IN

28.1 Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):(i) a reduction, in full or in part, in the principal amount, or outstanding amount due
(including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any
Bail-In Action in relation to any such liability.

29 NOTICES

29.1 General

Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter, electronic mail ("Email") and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

29.2 Addresses for communications

A notice by letter shall be sent:

(a) to the Borrower: Scorpio Bulkers Inc.
Le Millenium, 9 Boulevard Charles III,
98000 Monaco

Attn: Legal Department

Email@ legal@scorpiogroup.net

(b) to a Lender: At the address below its name in Schedule 1 or a Swap
Bank Schedule 2 or (as the case may require) in the relevant Transfer
Certificate.
(c)    to a Swap Bank At the address below its name in Schedule 2. (d) to the Agent: NORDEA BANK AB (PUBL), NEW YORK BRANCH
1211 Avenue of the Americas, 23rd Floor,
New York, NY 10036

Attention: Henning Christiansen

Email: henning.christiansen@nordea.com

(e) to the Security Trustee: in respect of administrative matters:

NORDEA BANK AB (PUBL), NEW YORK BRANCH
1211 Avenue of the Americas, 23rd Floor,
New York, NY 10036

Attention: Henning Christiansen
Email: henning.christiansen@nordea.com

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrower, the Lenders, the Swap Banks and the Security Parties.

29.3 Effective date of notices

Subject to Clauses 29.4 and 29.5:

(a) a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b) a notice which is sent by Email shall be deemed to be served, and shall take effect, at the time when it is actually received in readable form.

29.4 Service outside business hours

However, if under Clause 29.3 a notice would be deemed to be served: (a) on a day which is not a business day in the place of receipt; or
(b) on such a business day, but after 5 p.m. local time,

the notice shall (subject to Clause 29.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

29.5 Illegible notices

Clauses 29.3 and 29.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

29.6 Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a) the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b) in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

29.7 Electronic communication between the Agent and a Lender or a Swap Bank

Any communication to be made between the Agent and a Lender or a Swap Bank under or in connection with the Finance Documents may be made by Email or other electronic means, if the Agent and the relevant Lender or Swap Bank:(a) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b) notify each other in writing of their Email address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their respective Email addresses or any other such information supplied to them.

Any electronic communication made between the Agent and a Lender or a Swap Bank will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender or a Swap Bank to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

29.8 English language

Any notice under or in connection with a Finance Document shall be in English.

29.9 Meaning of "notice"

In this Clause 29, "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

30 SUPPLEMENTAL

30.1 Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to each Creditor Party are: (a) cumulative;
(b) may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2 Severability of provisions

If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3 Counterparts

A Finance Document may be executed in any number of counterparts.

30.4 Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third
Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.31 LAW AND JURISDICTION

31.1 English law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

31.2 Exclusive English jurisdiction

Subject to Clause 31.3, the courts of England shall have exclusive jurisdiction to settle any
Dispute.

31.3 Choice of forum for the exclusive benefit of Creditor Parties
Clause 31.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the rights: (a) to commence proceedings in relation to any Dispute in the courts of any country other than
England and which have or claim jurisdiction to that Dispute; and

(b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

31.4 Process agent

The Borrower irrevocably appoints Scorpio UK Limited at its office for the time being, presently at 10 Lower Grosvenor Place, London, SW1W 0EN (such communication to be marked preferably and if possible on the paper envelope and not on the courier packaging marked "SALT Transaction" for the urgent attention of the Legal Department), to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

31.5 Creditor Party rights unaffected

Nothing in this Clause 31 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

31.6 Meaning of "proceedings"

In this Clause 31, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
LENDERS AND COMMITMENTS

Lender	Lending Office	Term Commitment	Revolving Credit Facility Commitment
Nordea Bank AB	1211 Avenue of the	$52,000,000	$40,000,000
(Publ), New York Branch	Americas 23rd Floor, New York, NY 10036

Skandinaviska	Kungsträdgårdsgatan 8	$52,000,000	$40,000,000
Enskilda Banken	106 40 Stockholm,
AB (publ)	Sweden	$104,000,000	$80,000,000

SCHEDULE 2
SWAP BANKS

Swap Bank Booking Office

Nordea Bank AB (Publ), New York Branch 1211 Avenue of the Americas, 23rd Floor, New York,
NY 10036

Skandinaviska Enskilda Banken AB (publ) Kungsträdgårdsgatan 8
106 40 Stockholm, Sweden

SCHEDULE 3
DRAWDOWN NOTICE

To: Nordea Bank AB (Publ), New York Branch as Agent

Attn: Henning Christiansen
1211 Avenue of the Americas, 23rd Floor
New York, NY 10036

[] 2018

DRAWDOWN NOTICE

1
We refer to the loan agreement (the "Loan Agreement") dated [] 2018 and made between ourselves as Borrower, the Lenders referred to therein, the Swap Banks referred to therein, the Mandated Lead Arrangers referred to therein, the Bookrunner referred to therein, yourselves as Agent and as Security Trustee in connection with a facility of up to US$184,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow an Advance pursuant to the [Term Loan]/[Revolving Credit Facility] as follows:-

(a) Amount: US$[]; (b) Drawdown Date;
(c) [Duration of the first Interest Period shall be [] months;] and

(d) Payment instructions: [].

3 We represent and warrant that:

(a) the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice and on the Drawdown Date with reference to the circumstances now existing; and

(b) no Event of Default or Latent Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Majority Lenders. [Name of Signatory]

Chief Financial Officer for and on behalf of SCORPIO BULKERS INC.

SCHEDULE 4
CONDITION PRECEDENT DOCUMENTS PART A
The following are the documents referred to in Clause 9.1(a).

1 A duly executed original of this Agreement and the Agency and Trust Deed.

2	Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party.

3
Copies of resolutions of the directors of the Borrower and each Security Party and in the case of the Guarantors copies of resolutions of their shareholders authorising the execution of the Master Agreement and each of the Finance Documents to which the Borrower or that Security Party is a party and, in the case of the Borrower, authorising named officers to give Drawdown Notices and other notices under this Agreement.

4
The original of any power of attorney under which the Master Agreement (if applicable) and any Finance Document is executed on behalf of the Borrower (where a separate power of attorney is issued by the Borrower) or a Security Party.

5	An incumbency certificate in respect of the officers and directors (or equivalent) of each of the Borrower and the Security Parties and signature samples of any signatories to any Finance Document.

6
Evidence satisfactory to the Agent that all consents and approvals which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document and any Master Agreement have been obtained and any required filings have been made.

7	Documentary evidence that the agent for service of process named in Clause 31 has accepted its appointment.

8
Such documentation and other evidence in form and substance acceptable to the Agent or a Lender in order for each to carry out and be satisfied with the results of all necessary "know your customer" or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement, and other Finance Documents and any Master Agreement, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Agent and each of the Lenders to identify the Borrower and each Security Party.

9	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England and the Marshall Islands and such other relevant jurisdictions as the Agent may require.

10	A Compliance Certificate together with all supporting Accounting Information and other evidence as required pursuant to the terms of this Agreement.

11    Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 20 have been paid or will be paid by the first Drawdown Date.

12	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

13 The financial statements of the Borrower for its financial year ended 31 December 2017.

PART B

The following are the documents referred to in Clause 9.1(b).

1
A certificate of an authorised signatory of the Guarantors and, if signing any Finance Document listed in paragraph 2 below, the Borrower and any other Security Party, certifying that each corporate and copy document provided by it under Part A of Schedule 4 remains correct, complete, has not been amended and is in full force and effect as at the relevant Drawdown Date and that there is no Event of Default.

2
Copies of resolutions of the directors of the Borrower and each Security Party and in the case of the Guarantors copies of resolutions of their shareholders authorising the execution of the Master Agreement and each of the Finance Documents to which the Borrower or that Security Party is a party.

3
A duly executed original of the Mortgage, the Guarantees, the Shares Pledges, the General Assignments, the Charterparty Assignments (if any), the Accounts Security Deed and any Intercompany Loan Assignments (if applicable) in relation to the Guarantors and Ships and, if any Master Agreement has been or will be entered into on or prior to the Drawdown Date, the original of a Master Agreement Assignment in relation to such Master Agreement (and of each document required to be delivered by their respective terms).

4
Evidence that any Existing Security over the Ships (including any mortgages) has been released and evidence satisfactory to the Agent that the amount of the Existing Indebtedness in relation to the Ships has been prepaid.

5
The original of any power of attorney under which any Finance Document or any Master Agreement is to be executed on behalf of the Guarantors or the Borrower if applicable (and only where a separate power of attorney is issued by the Borrower).

6
Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or any Master Agreement entered into on or prior to the Drawdown Date not already provided under Part A of this Schedule.

7
The Agent and Lenders have been provided with all information and documentation they have requested in order to carry out and be reasonably satisfied with all further necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated by this Agreement and to satisfy all internal compliance policies of the Agent and the Lenders in relation to "know you customer" requirements.

8
Confirmation that any Intercompany Loans made or to be made available to the relevant Guarantor have been or will be when made available fully subordinated to the rights of the Creditor Parties under the Finance Documents and any Master Agreements.

9	Documentary evidence that the Earnings Accounts in respect of the Ships have been opened with the Account Bank.

10 Documentary evidence that:

(a) each Ship is definitively and permanently registered in the name of the relevant Guarantor under the relevant Approved Flag;

(b) each Ship is in the absolute and unencumbered ownership of the relevant Guarantor save as contemplated by the Finance Documents;

(c)	each Ship maintains class acceptable to the Agent free of all overdue recommendations and conditions of an Approved Classification Society;

(d) the Mortgage in relation to each Ship has been duly registered against such Ship as a valid first preferred ship mortgage in accordance with the laws of the relevant Approved Flag; and

(e) each Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

11	Documents establishing that each Ship is managed by the Approved Manager on terms acceptable to the Lenders, together with:

(a) the Manager's Undertaking in respect of the Ship; and

(b) copies of the relevant Approved Manager's Document of Compliance and of each Ships' Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and of each Ships' ISSC.

12
Valuations of each Ship to determine its Fair Market Value, addressed to the Agent and the Lenders, stated to be for the purposes of this Agreement and dated not earlier than the date falling 14 days prior to the Drawdown Date and obtained in accordance with Clause 15 and showing that upon the drawdown of Advances relating to the Ships, the Borrower will be in compliance with Clause 15.

13
Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England, Liberia, the Marshall Islands, the Netherlands and such other relevant jurisdictions as the Agent may require.

14	A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Ships as the Agent may require.

15	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 20 have been paid or will be paid by the first Drawdown Date.

16	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Each copy document delivered under this Schedule 4 shall be certified as a true and up to date copy by a director or secretary (or equivalent officer) or an attorney-in-fact of the Borrower.

SCHEDULE 5

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To: [Name of Agent] for itself and for and on behalf of the Borrower, each Security Party, the Security Trustee, each Lender, each Swap Bank, each Bookrunner and each Mandated Lead Arranger as defined in the Loan Agreement referred to below.

[]

1
This Certificate relates to a loan agreement (the "Agreement") dated [•] 2018 and made between (1) Scorpio Bulkers Inc. (the "Borrower"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) the banks and financial institutions named therein as Mandated Lead Arrangers, (5) the banks and financial institutions named therein as Bookrunner, (6) Nordea Bank AB (Publ), New York Branch as Agent and as Security Trustee for a loan facility of up to $184,000,000.

2	In this Certificate, terms defined in the Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and:

"Relevant Parties" means the Agent, the Borrower, each Security Party, the Bookrunner, the
Mandated Lead Arrangers, the Security Trustee, each Lender and each Swap Bank; "Transferor" means [full name] of [lending office];
"Transferee" means [full name] of [lending office].

3	The effective date of this Certificate is [•] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4
[The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Agreement and every other Finance Document in relation to [•] per cent. of its Contribution, which percentage represents $[•].]

5
[By virtue of this Certificate and Clause 26 of the Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[•]] [from [•] per cent. of its Commitment, which percentage represents $[•]] and the Transferee acquires a Commitment of $[•].]

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Agreement.

8 The Transferor:

(a) warrants to the Transferee and each Relevant Party that:

(i) the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii) this Certificate is valid and binding as regards the Transferor;

(b) warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9 The Transferee:

(a) confirms that it has received a copy of the Agreement and each of the other Finance
Documents;

(b) agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Lender, any Swap Bank, any Bookrunner or any Mandated Lead Arranger in the event that:

(i) any of the Finance Documents prove to be invalid or ineffective;

(ii) the Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii) it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or any Security Party under any of the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Lender, any Swap Bank, any Bookrunner, or any Mandated Lead Arranger in the event that this Certificate proves to be invalid or ineffective;

(d) warrants to the Transferor and each Relevant Party that:

(i) it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii) that this Certificate is valid and binding as regards the Transferee;

(e) confirms the accuracy of the administrative details set out below regarding the Transferee.

10    The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 9 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor] [Name of Transferee] By: By:
Date: Date:

Agent

Signed for itself and for and on behalf of itself as Agent and for every other Relevant Party [Name of Agent]
By: Date:
Administrative Details of Transferee
Name of Transferee: Lending Office: Contact Person
(Loan Administration Department):

Telephone: Fax:
Contact Person
(Credit Administration Department): Telephone:
Fax:

Account for payments:

Note: This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 6
DESIGNATION NOTICE

To: Nordea Bank AB (Publ), New York Branch as Agent
Attn: Henning Christiansen
1211 Avenue of the Americas 23rd Floor,
New York
NY 10036

[]

Dear Sirs

Loan Agreement dated [] 2018 made between (i) ourselves as Borrower, (ii) the Lenders named therein, (iii) the Swap Banks named therein, (iv) the Mandated Lead Arrangers named therein, (v) the Bookrunner named therein, and (vi) yourselves as Agent and Security Trustee (the "Loan Agreement").

We refer to:-

1 the Loan Agreement;

2 the Master Agreement dated [•] made between ourselves and [•]; and

3 a Confirmation delivered pursuant to the said Master Agreement dated [•] and addressed by
[•] to us.

In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

................................................. for and on behalf of
SCORPIO BULKERS INC.

SCHEDULE 7
LIST OF APPROVED BROKERS

Clarkson Platou

Arrow Sale & Purchase Limited Braemar ACM Shipbroking Fearnleys
Howe Robinson

Maersk Broker

Barry Rogliano Salles (BRS)

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To: Nordea Bank AB (Publ), New York Branch as Agent
Attn: Henning Christiansen
1211 Avenue of the Americas 23rd Floor,
New York
NY 10036

[date]

Dear Sirs,

We refer to a loan agreement dated [] 2018 (the "Loan Agreement") made between (i) Scorpio Bulkers Inc. as borrower (the "Borrower"), (2) the Lenders named therein, (3) the Swap Banks named therein, (4) the Mandated Lead Arrangers named therein, (5) the Bookrunner named therein and (6) yourselves as Agent and Security Trustee

Words and expressions defined in each of the Loan Agreement shall have the same meaning when used in this Compliance Certificate.

We hereby represent that no Event of Default has occurred as at the date of this Certificate [other than
[]].

We hereby certify that, as at the date of this certificate:

(a) the Minimum Liquidity is $[•], $[•] of which consists of Cash and Cash Equivalents; (b) the Consolidated Tangible Net Worth is $[•];
(c) the ratio of Net Debt to Consolidated Total Capitalisation is [•] to [•]; and

(d) the Fair Market Value of the Ships plus the net realisation value of any additional security previously provided under Clause 15 as at [date of most recent half/full year certificate] is not less than 140 per cent of the Loan. [Note: Wording in square brackets is only relevant for quarterly compliance certificates]

All of these thresholds and ratios are in compliance with the requirements of clauses 12.5, 12.6, 12.7 and 15.1 of the Loan Agreement. Copies of our calculations in relation to the financial covenants and the valuations for the purposes of determining the Fair Market Value of the Ships is attached.

This Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

[]
Chief Financial Officer
Scorpio Bulkers Inc.

SCHEDULE 9
DETAILS OF SHIPS

	Vessel	DWT	Type	Built	Owner/Guarantor
A	SBI ATHENA	64,000	Ultramax	2015	SBI Athena Shipping Company Limited
B	SBI CONGA	82,000	Kamsarmax	2015	SBI Conga Shipping Company Limited
C	SBI BOLERO	82,000	Kamsarmax	2015	SBI Bolero Shipping Company Limited
D	SBI THALIA	64,000	Ultramax	2015	SBI Thalia Shipping Company Limited
E	SBI SOUSTA	82,000	Kamsarmax	2015	SBI Sousta Shipping Company Limited
F	SBI ROCK	82,000	Kamsarmax	2016	SBI Rock Shipping Company Limited
G	SBI REGGAE	82,000	Kamsarmax	2016	SBI Reggae Shipping Company Limited
H	SBI ZEUS	60,200	Ultramax	2016	SBI Zeus Shipping Company Limited
I	SBI HERA	60,200	Ultramax	2016	SBI Hera Shipping Company Limited
J	SBI POSEIDON	60,200	Ultramax	2016	SBI Poseidon Shipping Company Limited
K	SBI APOLLO	60,200	Ultramax	2016	SBI Apollo Shipping Company Limited
L	SBI MAZURKA	82,000	Kamsarmax	2017	SBI Mazurka Shipping Company Limited

EXECUTION PAGES

THE BORROWER

SIGNED by Hugh Baker	)	/s/ Hugh Baker
duly authorised	)
for and on behalf of	)
SCORPIO BULKERS INC.	)
in the presence of: Laurice Oso	)	/s/ Laurice Oso

THE LENDERS

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
NORDEA BANK AB (PUBL), NEW YORK BRANCH	)
in the presence of: Hannah Myers	)	/s/ Hannah Myers

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
SKANDINAVISKA ENSKILDA BANKEN AB (publ))
in the presence of: Hannah Myers	)	/s/ Hannah Myers

THE SWAP BANKS

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
NORDEA BANK AB (PUBL), NEW YORK BRANCH	)
in the presence of: Hannah Myers	)	/s/ Hannah Myers

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
SKANDINAVISKA ENSKILDA BANKEN AB (publ))
in the presence of: Hannah Myers	)	/s/ Hannah Myers

THE MANDATED LEAD ARRANGERS

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
NORDEA BANK AB (PUBL), NEW YORK BRANCH	)
in the presence of: Hannah Myers	)	/s/ Hannah Myers

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
SKANDINAVISKA ENSKILDA BANKEN AB (publ))
in the presence of: Hannah Myers	)	/s/ Hannah Myers

THE BOOKRUNNER

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
NORDEA BANK AB (PUBL), NEW YORK BRANCH	)
in the presence of: Hannah Myers	)	/s/ Hannah Myers

THE SECURITY TRUSTEE

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
NORDEA BANK AB (PUBL), NEW YORK BRANCH	)
in the presence of: Hannah Myers	)	/s/ Hannah Myers

THE AGENT

SIGNED by Emeline Yew	)	/s/ Emeline Yew
duly authorized	)
for and on behalf of	)
NORDEA BANK AB (PUBL), NEW YORK BRANCH	)
in the presence of: Hannah Myers	)	/s/ Hannah Myers